DEPARTMENT OF THE NAVY
NAVAL SEA SYSTEMS COMMAND
2531 JEFFERSON DAVIS HWY
ARLINGTON VA 22242-5160
                                      IN REPLY REFER
TO
                                            4200
                                                  QPR:
02812/JBH
                                                  Ser:
02812/092
                                                  25 March
1996

Todd Pacific Shipyards Corporation
Attn:  Mr. R. Webb
1801 16th Avenue Southwest
Seattle, WA  98134

Gentlemen:

An executed copy of lease N00024-96-L-8103 for floating drydock YFD 70 is enclosed.

You are requested to perform the Inventory and Inspection requirement of Section C 2. in accordance with Special
Contract Requirement H-2 and to provide the final report to this office within 45 days of the date of this letter. You are also requested to furnish the Performance Bond required by Section C 2. and Clause 4, and the proof of insurance required by Section C 2. and Clause 3 to this office within 45 days of the date of this letter.

If you have any questions on this letter or the enclosed lease, please contact the undersigned at (703) 602-6911.


                              /s/ J.B. Hall
                              J.B. HALL
                              CONTRACTING OFFICER

PART I - THE SCHEDULE    SECTION A - SOLICITATION/CONTRACT
FORM
SOLICITATION, OFFER AND ACCEPTANCE
1.  THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)
PAGE 1 OF 77 PAGES
2.  CONTRACT NO.  N00024-96-L-8103
3.  SOLICITATION NO. N00024-96-R-8103
4.  TYPE OF SOLICITATION ( ) SEALED BID (x) NEGOTIATED (RFP)
5.  DATE ISSUED  22 DEC 95
5.  REQ/PURCHASE YFD 70
ISSUED BY                           ADDRESS OFFER TO   (If
other than Item 7)
NAVAL SEA SYSTEMS COMMAND           DEPARTMENT OF THE NAVY
BUYER/SYMBOL:                       NAVAL SEA SYSTEMS
COMMAND, SEA 0291
2531 JEFFERSON DAVIS HWY            2531 JEFFERSON DAVIS
HWY, RM 5E40
ARLINGTON, VA  22242-5160           ARLINGTON, VA  22242-
5160
NOTE:  If sealed bid solicitations, "offer" and "offeror"
mean "bid" and "bidder"
                                     SOLICITATION
9. Sealed offers in original and 1 signed copies for furnishing the supplies or services in the Schedule will be received at the place specified in Item 8, or if handcarried, in the depository located in Block 8 unless
2:00 p.m. Eastern 01 MARCH 96
CAUTION - LATE Submissions, Modifications and Withdrawals:
See Section L, Provision No. 52.214-7 or 52.215-10. All offers are subject to all terms conditions contained in this solicitation.
10.  FOR INFORMATION  CALL
A.  JONATHAN B. HALL
B.  (703) 602-6911 EXT. 265  NO COLLECT CALLS
11.  TABLE OF CONTENTS
PART I - THE SCHEDULE                      PAGES
X  A SOLICITATION/CONTRACT FORM              1
X  B SUPPLIES OR SERVICES AND PRICES/COSTS   2
X  C DESCRIPTION/SPECS/WORK STATEMENT        5
X  D PACKAGING AND MARKING                   8
X  E INSPECTION AND ACCEPTANCE               8
X  F DELIVERIES OR PERFORMANCE               8
X  G CONTRACT ADMINISTRATION DATA           10
X  H SPECIAL CONTRACT REQUIREMENTS          11
PART II - CONTRACT CLAUSES
X  I CONTRACT CLAUSES                       24
PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
X  J LIST OF ATTACHMENTS                    54
PART IV - REPRESENTATIONS AND INSTRUCTIONS
X  K REPRESENTATIONS, CERTIFICATIONS
     AND OTHER STATEMENTS OF OFFERORS       55
X  L INSTS., CONDS, AND NOTICE TO OFFERORS  67
X  M EVALUATION FACTORS FOR AWARD           77
OFFER (Must be fully completed by offeror)
NOTE: Item 12 does not apply if the solicitation includes provisions in 52.214-16 Minimum Bid Acceptance Period
12.  In compliance with the above, the undersigned agrees,
if this offer is accepted within 60 calendar days (60 days unless a different period is inserted by the Offeror) from the date for receipt of offers specified above, to furnish any or all items upon which prices are offered at the price set opposite each item, delivered at the designated point(s), within the time specified in the schedule.
13.   DISCOUNT FOR PROMPT PAYMENT
14. ACKNOWLEDGMENT OF AMENDMENTS (The offeror acknowledges receipt of amendments to the SOLICITATION for offers and related documents numbered and dated:
AMENDMENT NO.          DATE
0001                  1/2/96
0002                 1/25/96
15A.  NAME AND ADDRESS OF OFFEROR               16.  NAME
AND TITLE OF PERSON
CEC NO.
AUTHORIZED TO SIGN OFFER
Todd Pacific Shipyards Corporation                   Roland
H. Webb
1801 16th Avenue S.W.
President & COO
Seattle, WA  98134
TIN NO: 13-2906669
15B.  TELEPHONE NO. (Include area code)
(206) 623-1635
15C. CHECK IF REMITTANCE ADDRESS IS DIFFERENT FROM ABOVE, ENTER SUCH ADDRESS IN SCHEDULE ( )
17.  SIGNATURE   /s/ Roland H. Webb
18.  OFFER DATE  3/1/96
                                             AWARD
19.  ACCEPTED AS TO ITEMS NUMBERED    0001 with options 0002-
0004
20.  AMOUNT  N/A
21.  ACCOUNTING AND APPROPRIATION  N/A
22.  AUTHORITY FOR USING OTHER THAN FULL AND OPEN
COMPETITION
     (  ) 10 U.S.C. 2304(c)  (   )
     (  ) 41 U.S.C. 253(c)   (   )
23.  SUBMIT INVOICES TO ADDRESS SHOWN IN   N/A
24.  ADMINISTERED BY (If other than Item 7)
Supervisor of Shipbuilding, Conversion & Repair, USN
Puget Sound, 2802 Wetmore Ave. Suite 500, Code 400
Everett, WA  98201-3518
25.  PAYMENT WILL BE MADE BY  N/A
EFFECTIVE DATE:  16 April 1996
26.  NAME OF CONTRACTING OFFICER  Jonathan B. Hall,
Contracting Officer
27.  UNITED STATES OF AMERICA  /s/ Jonathan B. Hall
28.  AWARD DATE  25 March 96
IMPORTANT - Award will be made on this Form, or on Standard Form 26, or by other authorized official written notice.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.  CONTRACT ID CODE
PAGE 1 OF 2 PAGES
AMENDMENT/MODIFICATION NO.  0001
3.  EFFECTIVE DATE  02 JAN 96
4.  REQUISITION/PURCHASE REG. NO.  N/A
5.  PROJ NO.  YFD 70
6.  ISSUED BY
NAVAL SEA SYSTEMS COMMAND                    CODE N00024
BUYER/SYMBOL:  JONATHAN B. HALL/SEA 02812
2531 JEFFERSON DAVIS HWY
ARLINGTON, VA  22242-5160
PHONE:  Area Code 703/602-6911/Ext 265
8.  NAME AND ADDRESS OF CONTRACTOR (No. street, State and
ZIP Code)
CEC NO:
Todd Pacific Shipyards Corporation   X 9A. AMENDMENT OF
SOLICITATION NO.
1801 16th Avenue S.W.                      N00024-96-R-8103
Seattle, WA  98134                     9B  DATED    22 DEC
95
TIN  1302906669

11.  THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
X The above numbered solicitation is amended as set forth in
Item 14. The hour and date specified for receipt of Offers __ is extended X is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation as amended, by one of the following methods:
(a) By completing items 8 and 15, and returning 2 copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or provided in each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12.  ACCOUNTING AND APPROPRIATION DATA  NA
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS AND CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBE DIN ITEM 14.
A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN
ITEM 10A.
B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14 PURSUANT TO THE AUTHORITY OF FAR 43.103(b)
C.  THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO
AUTHORITY OF:
D.  OTHER
E. IMPORTANT: Contractor () is not (x) is required to sign this document and return 2 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
SEE PAGE 2
Except as provided herein, all terms and conditions of the document referred to in Items 9A or 10A as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNER Roland H. Webb President & COO
16A  NAME AND TITLE OF CONTRACTING OFFICER
15B.  CONTRACTOR/OFFEROR   /s/ Roland H. Webb
15C.  DATE SIGNED  2/28/96
16B.  UNITED STATES OF AMERICA
16C.  DATE SIGNED

1. Section H-1, page 12, paragraph (b), change the first sentence to read as follows:
"In addition, the Lessee shall operate the dock using the guidelines for the procedures as detailed in the Dock's Operating Manual. (See Section C)"
2. Section L, page 75, paragraph 14.e. subparagraph (1)(b), Factor 2, add the following:
"The plan must also show the Lessee's understanding of, and plan to be able to provide the typical "Temporary Services" required in a U.S. Navy Ship Repair availability at their proposed dry dock site/facility."
3. All other terms and conditions of the solicitation remain the same.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.  CONTRACT ID CODE
PAGE 1 OF 2 PAGES
AMENDMENT/MODIFICATION NO.  0001
3.  EFFECTIVE DATE  02 JAN 96
4.  REQUISITION/PURCHASE REG. NO.  N/A
5.  PROJ NO.  YFD 70
6.  ISSUED BY
NAVAL SEA SYSTEMS COMMAND                    CODE N00024
BUYER/SYMBOL:  JONATHAN B. HALL/SEA 02812
2531 JEFFERSON DAVIS HWY
ARLINGTON, VA  22242-5160
PHONE:  Area Code 703/602-6911/Ext 265
8.  NAME AND ADDRESS OF CONTRACTOR (No. street, State and
ZIP Code)
CEC NO:
Todd Pacific Shipyards Corporation   X 9A. AMENDMENT OF
SOLICITATION NO.
1801 16th Avenue S.W.                      N00024-96-R-8103
Seattle, WA  98134                     9B  DATED    22 DEC
95
TIN  1302906669

11.  THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
X The above numbered solicitation is amended as set forth in
Item 14. The hour and date specified for receipt of Offers __ is extended X is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation as amended, by one of the following methods:
(a) By completing items 8 and 15, and returning 2 copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or provided in each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12.  ACCOUNTING AND APPROPRIATION DATA  NA
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS AND CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBE DIN ITEM 14.
A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN
ITEM 10A.
B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14 PURSUANT TO THE AUTHORITY OF FAR 43.103(b)
C.  THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO
AUTHORITY OF:
D.  OTHER
E. IMPORTANT: Contractor () is not (x) is required to sign this document and return 2 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
SEE PAGE 2
Except as provided herein, all terms and conditions of the document referred to in Items 9A or 10A as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNER Roland H. Webb President & COO
16A  NAME AND TITLE OF CONTRACTING OFFICER
15B.  CONTRACTOR/OFFEROR   /s/ Roland H. Webb
15C.  DATE SIGNED  2/28/96
16B.  UNITED STATES OF AMERICA
16C.  DATE SIGNED
1.  Section B, entitled SUPPLIES OR SERVICES, pages 2 and 3,
Item 0001, Item 0002, Item 0003 and Item 0004, amend
paragraph b. as follows:
a. After the words "Lay Day Rate" delete "(per registered gross ton)" and insert "per long ton (based on "light ship" weight)"
b. After the words "Haul Day Rate" delete "(per registered gross ton" and insert "per long ton (based on "light ship" weight)"
2. Section B, entitled SUPPLIES OR SERVICES, page 4, amend Notes C and D as follows:
a.  Add the following third paragraph to Note C:
"Lay Day Rate - The cost of maintaining a ship in drydock per day including overhead (including the cost to secure the YFD 70 and make it operational in the operating basin to attain the maintain navy certification and to maintain the drydock in accordance with the lease) and utilities. Labor, overhead, material or vendor costs, allowable and allocable to the ship repair availability contract and the services required to accomplish the contract work package will not be included in the lay day rate applied to U.S. Navy ship availability contract cost."
b.  Add the following third paragraph to Note D:
"Haul Day Rate - Cost per day including labor and overhead (including the costs to secure the YFD 70 and make it operational in the operating basin, to attain and maintain Navy certification and to maintain the drydock in accordance with the lease) to dock or undock ships."
3. Section H, entitled SPECIAL CONTRACT REQUIREMENTS, page 23, paragraph H-9 USE OF DRY DOCK FOR U.S. NAVY SHIP AVAILABILITIES, delete the second sentence and insert the following:
"Additionally, if the YFD 70 is available because the lessee has not previously contracted to use the dock for a U.S. Navy, other U.S. Government or commercial drydocking job, the lessee is required to make it available to any and all ship repair firms holding Master Ship Repair Agreement (including Agreements for Boat Repair) wishing to propose on U.S. Navy drydocking availabilities."
4. Section H, entitled SPECIAL CONTRACT REQUIREMENTS, add the following new paragraph H-10 YFD 70 DOCKING REPORTS

H-10 YFD 70 DOCKING REPORTS
The Lessee shall submit to the ACO prospective quarterly reports of the planned/scheduled dockings in the YFD 70.
The first report shall be due within 30 days of the time the lessee receives certification from NAVSEA 07.

In addition, the lessee shall also submit to the ACO (within
30 days after the end of each lease year) annual retrospective reports of the drydockings performed in the YFD 70 over the previous lease year.

5.  Section L entitled INSTRUCTIONS, CONDITIONS AND NOTICES
TO OFFERORS, page 71, paragraph 9.a., change last line to read as follows:

"proposed lay day rate is the lowest offered."

6.  Section L, entitled INSTRUCTIONS, CONDITIONS AND NOTICES
TO OFFERORS, page 71, paragraph 9.c., third line, delete the word "rent" and insert the words "lay day rate".

7. All other terms and conditions of the solicitation remain the same.

                               SCHEDULE
Section B -- SUPPLIES OR SERVICES
ITEMS 0001-0004 - LEASE OF FLOATING DRY DOCK YFD-70

Item 0001 - First Five Year Lease Term
a. The lump sum annual rental amount referred to in Contract Clause 2, Rent is $100,000.00 (See Note A and B).
b. For U.S. Navy ship repair availabilities, the maximum dry dock usage fees charged to the U.S. Navy or ship repair firms holding a MSRA (including Agreements for Boat repair)
(See Special Contract Requirement H-9) are as follows:

Lay Day Rate per long ton (based on "light ship" weight)
$.36
(See Note C)
Haul Day Rate per long ton(based on "light ship" weight)
 .42
(See Note D)

Item 0002- First Additional Five Year Lease Term (See
Section F)
a. The lump sum annual rental amount referred to in Contract Clause 2 (See Note B).
b. For U.S. Navy ship repair availabilities, the maximum dry dock usage fees charged to the U.S. Navy or ship repair firms holding a MSRA (including Agreements for Boat repair)
(See Special Contract Requirement H-9) are as follows:

Lay Day Rate (per registered gross ton)  $.36
(See Note C)
Haul Day Rate (per registered gross ton)  .42
(See Note D)

Item 0003 - Second Additional Five Year Lease Term (See
Section F)
a. The lump sum annual rental amount referred to in Contract Clause 2 (See Note B).
b. For U.S. Navy ship repair availabilities, the maximum dry dock usage fees charged to the U.S. Navy or ship repair firms holding a MSRA (including Agreements for Boat repair)
(See Special Contract Requirement H-9) are as follows:

Lay Day Rate (per registered gross ton)  $.36
(See Note C)
Haul Day Rate (per registered gross ton)  .42
(See Note D)

Item 0004 - Third Additional Five Year Lease Term (See
Section F)
a. The lump sum annual rental amount referred to in Contract Clause 2 (See Note B).
b. For U.S. Navy ship repair availabilities, the maximum dry dock usage fees charged to the U.S. Navy or ship repair firms holding a MSRA (including Agreements for Boat repair)
(See Special Contract Requirement H-9) are as follows:

Lay Day Rate (per registered gross ton)  $.36
(See Note C)
Haul Day Rate (per registered gross ton)  .42
(See Note D)

Note A: This annual rent amount applies to the initial five year term.

Note B: Annual lump sum rent amount for first, second and third additional five year lease term is as follows: The lump sum annual rent for lease terms beyond the first five year lease term are determined by escalating the previous term's annual rent amount by 15%.

Note C: The bid lay day rate must be less than $.72 per registered ton and will apply during the initial five year lease term. The lay day rate for the first, second and third additional five year lease term is as follows:

The lay day rate for the lease terms beyond the first five year lease term is determined by escalating the previous term's lay day rate by 15%.

Amendment #2: "Lay Day Rate - the cost of maintaining a ship in drydock per day including overhead (including the cost to secure the YFD 70 and make it operational in the operating basin, to attain and maintain Navy certification and to main the drydock in accordance with the lease) and utilities. Labor, overhead, material or vendor costs, allowable and allocable to the ship repair availability contract and the services required to accomplish the contract work package will not be included in the lay day rate applied to U.S. Navy ship availability contract cost."

Note D: The haul day rate for the initial five year lease term shall be 116.7% of the lay day rate for the initial five year lease term (Line item 0001). The haul day rate for the first, second and third additional five year lease terms is as follows:

The haul day rate for the lease terms beyond the first five year lease term is determined by escalating the previous term's haul day rate by 15%.

Amendment #2: "Haul Day Rate - Cost per day including labor and overhead (including the costs to secure the YFD 70 and make it operational in the operating basin, to attain and maintain Navy certification and to maintain the drydock in accordance with the lease) to dock or undock ships."

                              SCHEDULE

SECTION C -- DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

Items 0001, 0002, 0003 and 0004 - Floating Dry Dock YFD 70
(mullet piece steel dock) - The Government does hereby lease and rent floating Dry Dock YFD 70 to the Lessee and the Lessee does hereby hire and rent the same from the Government.

1.  GENERAL DESCRIPTION (Note:  All figures are approximate)

Certified Capacity          14,000 LT
Dock Overall                   528 feet
Keel Block Length              528 feet
Clear Dock Body Width           87 feet
Water Over Floor/Pontoon        32 feet, 9 inches
Dock Entry Width                87 feet
Dock Entry Depth                32 feet, 9 inches

Minimum dredging depth required for maximum dock submergence is 52 feet (includes 3 feet overdredge).

Minimum dredge depth for a navigable channel to the dock is 35 feet at mean low tide.

Dry dock drawings and technical manuals for all systems and dock equipment are available for prospective offerors review aboard the YFD 70 at Todd Pacific Shipyards Corp.
Prospective offerors should review these documents.  (SEE
SECTION L-11, ENTITLED INSPECTION INSTRUCTIONS AND
CONDITIONS.)

2.  REQUIREMENTS
(a) Within 45 days of the award of the Lease, the Lessee shall submit the following documents to the PCO for approval:

Final Towing Plan
Final Operating Basin and Mooring Plan
Performance Bond required by Contract Clause 4, Performance
Bond
Proof of Insurance per Contract Clause 4 Insurance and Risk of Loss and as required by Contract Clause 11 Movement of Dock

(b) Upon PCO approval of the plans the Lessee shall prepare the mooring site for installation of the YFD 70.

(c) As soon as the preparations of the Operating
Basin/Mooring site are complete the Lessee shall contact the ACO and

1. Make arrangements to inspect the drydock in accordance with Special Contract Requirement H-2 "Inspection and
Inventory".
2.  Take delivery of YFD 70 (see Section F)
3.  Tow it to their approved operating basin/mooring site.
4. Moor the dry dock in accordance with the PCO approved plans.

(d) The Lessee shall complete all necessary hook up and other arrangements and have the YFD 70 fully operational.

(e) The Lessee shall obtain certification in accordance with Special Contract Requirement H-6 "Safety Certification".

                              CAUTION
The dry dock and related equipment, material and other supplies are leased to the lessee on an "as is, where is" basis without warranty or representation of any kind, express or implied, on the part of the government. See contract clause 8, DISCLAIMER OF WARRANTY AND CONDITION OF
DRY DOCK.


                                 SCHEDULE

SECTION D -- PACKAGING AND MARKING

Not applicable to this Lease Agreement.

SECTION E -- INSPECTION AND ACCEPTANCE

1.  Inspection - See Contract Clause 8, Disclaimer of
Warranty and Condition of Dry Dock.
2. Acceptance - The location at which the Lessee will accept the Dry Dock is its present location, Todd Pacific
Shipyards Corporation, Seattle, WA. and shall be in accordance with Section F, Deliveries or Performance.

SECTION F -- DELIVERIES OR PERFORMANCE

1. Delivery - The location at which the Lessee will accept delivery and take custody of the Dry Dock is its current location, Todd Pacific Shipyards Corporation, Seattle, WA
(SEE Clause 11, MOVEMENT OF DOCK).

2. The place of performance of this lease shall be as set forth below:

NAME                     Todd Pacific Shipyards Corporation
STREET ADDRESS           1801 16th Avenue S.W.
CITY/STATE/ZIP           Seattle, WA  98134

3. This lease is for a period of five (5) years, commencing on 16 April 1996, unless this lease is terminated in accordance with Contract Clause 9, Termination by the Government, or Contract Clause 10, Termination by the Lessee. The Lessee has the right to extend this lease for three (3) additional terms of five (5) years each by giving written notice to the PCO at least twelve (12) months prior to expiration of the Lease term. **The Lessee's right to extend is conditional upon the concurrence of the PCO based on full compliance with all terms and conditions of the Lease, including achieving certification and performing the necessary maintenance to maintain the certification of the Dry-dock at the maximum rated capacity in accordance with Special Contract Requirement H-6, Safety Certification.

* To be filled in at time of award.
**SEE Contract Clause 33.

4. After delivery of the dry dock to the Lessee, the Lessee will, at its own expense, promptly remove the Dry Dock to the operating basin provided therefor, moor it therein, and furnish all facilities and accomplish all work required to place the Dry Dock in operation. Prior to delivery, the Lessee will comply with the provisions set forth in Section C, paragraph 2, Requirements. In the event the Dry Dock is not delivered to the Lessee by reason of the Lessee's failure to perform any of the Section C requirements or other obligations under this lease, or by reason of any other act, fault or failure of the Lessee, the Lessee will remain liable for the full performance of all the obligations of this lease including the payment of rent effective as of the date specified in paragraph 3 above for the commencement of the term. The Government will not be liable to the Lessee for damages or loss of profit by reason of any delay or failure to deliver the Dry Dock occasioned by an act or fault of the Government, provided, however, that in such event the date upon which the rental obligation commences will be adjusted to reflect the term of delay or failure to deliver the Dry Dock.

5. Return of the Dry Dock upon expiration or termination will be in accordance with Special Contract Requirement H-8, Return of Dry Dock.

SECTION G -- CONTRACT ADMINISTRATION DATA

1. The Contract Administration Office is the office specified in Block 24 of the Standard Form 33.

2.  The Leasing Office Representative is as specified in
Block 7 of Standard Form 33.

3. Enter below the address (street and number, city, county, state and zip code) of prospective Lessee's facility which will administer the proposed contract if such address is different from the address shown on the cover page
(Standard Form 33).

_________________________________
_________________________________
_________________________________

Name of Offeror or Lessee

TODD PACIFIC SHIPYARDS CORPORATION

                                    SCHEDULE
SECTION H -- SPECIAL CONTRACT REQUIREMENTS

The following are the Special Contract Requirements of this Lease Agreement:

       TITLE
PAGE
H-1    OPERATION AND USE OF THE DRYDOCK AT THE LESSEE'S
       COMMERCIAL FACILITY
12

H-2    INSPECTION AND INVENTORY
12

H-3    NORMAL MAINTENANCE OF THE DRYDOCK OPERATED AT THE
       LESSEE'S COMMERCIAL FACILITY
13

H-4    DRY-DOCKING REQUIREMENTS
16

H-5    CAPITAL MAINTENANCE
16

H-6    SAFETY CERTIFICATION
17

H-7    PROTECTION OF THE ENVIRONMENT
18

H-8    RETURN OF DRY DOCK
18

H-9    USE OF DRY DOCK FOR U.S. NAVY SHIP AVAILABILITIES
23

                              SCHEDULE

                               CAUTION

         THE NAVY DOES NOT GUARANTEE ANY WORK FOR THIS
DRYDOCK

H-1  OPERATION AND USE OF THE DRYDOCK AT THE LESSEE'S
COMMERCIAL FACILITY

(a) The Lessee has the right to use the Dry Dock at the site in Seattle, WA, unless otherwise authorized by the PCO, in the performance of shipbuilding, ship repair and ship conversion work. The Lessee shall at all times give priority to work for the Government as the Procuring Contracting Officer (PCO) or Administrative Contracting Officer (ACO) may require. The Lessee shall operate shall operate the dock in a manner consistent with the practices of the Marine Industry.

* to be filled in at time of award -

(b) in addition, the Lessee shall operate the dock using the guidelines for the procedures as detailed in the Docks Operating Manual (See Section C1). The Lessee's plans for the operating basin and the mooring of the Dry Dock are subject to the approval of the PCO, and the Dry Dock must be moored at the Shipyard in accordance with the plans as approved. In addition, the depth of the harbor must be dredged to a depth to ensure there is a minimum clearance of thirty six (36) inches between the bottom of the dock and the harbor bottom at Mean Low Water (MLW).

H-2 INSPECTION AND INVENTORY

(a) Immediately prior to delivery of the Dry Dock to the Lessee, the Lessee and the ACO will conduct a joint inspection of the physical condition of the Dry Dock. A joint report of the findings will be made and will be conclusive evidence of the physical condition of the Dry Dock at the time of delivery to the Lessee. This inspection report will also address PCBs hazardous material and Asbestos on the dry dock.

(b) Also immediately prior to delivery of the Dry Dock to the Lessee, the Lessee and the ACO will conduct a full and complete inventory of all Government-owned property, including the current condition of all portable tools, shop machinery, spare parts and instruments, and all consumable supplies and materials on board the Dry Dock. A joint report of the inventory and condition will be made and will be conclusive of the inventory of property on board the Dry
Dock at time of delivery to the Lessee.

(c) Joint inspections and reports will also e made by both parties upon the termination or expiration of this lease and prior to return of the YFD 70. The findings of these reports will be conclusive evidence for the physical condition of the Dry Dock on the date of termination or expiration of this lease. In the event that the inventor discloses a deficiency in either its expense and, as directed by the PCO or the ACO, shall instruments or such consumable supplies or materials required to correct any such deficiency. In the event that the inventory discloses an excess quantity of portable tools or instruments or consumable materials or supplies, the Lessee may remove the excess quantity; if Lessee does not promptly remove any such items, title to such excess quantity shall thereupon vest in the Government.

H-3  NORMAL MAINTENANCE OF THE DRYDOCK OPERATED AT THE
LESSEE'S COMMERCIAL FACILITY

(a) From the time of delivery of the Dry Dock until the return of the Dry Dock, the Lessee, at the Lessee's own expense, shall perform all normal maintenance, and in so doing is obligated to expend annually a minimum of $500,000 (See Note 1) for normal maintenance and repair of the YFD
70. However, if the performance of maintenance requires the expenditure of funds in excess of the specified minimum amount, then the Lessee shall continue to perform, at the Lessee's own expense, any normal maintenance that may be required to protect, preserve, repair and maintain the Dry Dock.

Note 1: The annual minimum normal maintenance expenditure for the first, second and third additional (optional) five year lease term is as follows:

The annual minimum normal maintenance expenditure for lease terms beyond the first five year (basic) lease term is determined by escalating the previous term's annual normal maintenance minimum amount of 15%.

(b) Normal maintenance includes, but is not limited to, the following:

(1) Keep the slip and Dry Dock basin properly dredged and maintain the moorings in a manner which will permit the safe and efficient operation of the Dry Dock.

(2) Protect, preserve, repair and maintain the Dry Dock in good working order and condition in a manner consistent with practices of the marine industry and as prescribed in MIL-STD-1625(SH) and all revisions in order to assure the full availability and utility of the Dry Dock at all times.

(3) Clean, test, paint, preserve and repair of the exterior and interior of accessible hull structures. Doubler plates are not an acceptable repair. Plating and structural members which are holed or wasted in excess of 25% of original design thickness must be cropped out and renewed.

(4) Blocking renewals, replacement of bilge runners and fenders, structural supports and cradle renewals. Replace deteriorated keel and bilge blocks and outriggers.

(5) Repairs, replacement or renewal, where necessary, of parts of the pumping and flooding systems.

(6) Repair and maintain the electric power-generating and distribution systems.

(7) Repairs and calibrations of water level and draft-indicating systems.

(8) Repairs and replacements or renewals of parts of service equipment such as compressed air, water, steam, carbon dioxide, fire protection and sewage systems.

(9) Repair and maintain cranes, capstans, flying bridges, ladders, ventilation systems, fittings and similar items.

(10)  Repair and maintain interior and exterior Cathodic
Protection System.

(11)  Repair and replacement of Galvanic Anode (Sacrificial)
Zinc System.

(12) Operate for approximately a thirty (30) minute period every thirty (30) days all equipment not in regular use;
except that Lessee may place any equipment not required for operation of the Dry Dock in an approved sate of partially or totally immobilized preservation or storage at locations not aboard the Dry Dock. It is understood that the Lessee will, at its own expense, return and restore any preserved equipment to operating condition not later than the termination or expiration of this lease.

(13) The Lessee is required to perform an annual inspection of the Dry Dock. At the time of each annual inspection, the Dry Dock must be careened or inspected by underwater camera sufficiently to expose as much as possible of the exterior underwater hull in order to determine its condition. When this inspection discloses deterioration of the underwater hull, or the pain coatings thereon, the Dry Dock must be dry-docked and any necessary repairs including painting of the underwater hull and other underwater parts performed.

(c) The performance of maintenance is subject to the approval of, or may be directed in writing by, the PCO or ACO.

(d) If in any annual period the Lessee expends less than the minimum specified amount for normal maintenance, the unexpended balance will be carried over to the next year of the lease or be paid in cash as additional rent, at the election of the PCO.

(e) The Lessee is responsible for any loss or damage of the Dry Dock resulting from failure to comply with the provisions of the cause to the extent that the loss of damage is found by the PC to constitute a risk not of the type customarily covered by insurance.

(f) Joint annual inspections and other inspections that may be determined necessary by the PCO or ACO will be made of the material condition of the Dry Dock, including its machinery and equipment after performance of any maintenance work. Compliance with instructions, however, may not in itself be construed as a complete discharge of Lessee's obligations to protect, restore, repair and maintain the Dry Dock.

(g) During the first six months of this lease, the Lessee shall submit to the ACO for review and comment and forwarding to the PCO for approval, a proposed normal maintenance program indicating the manner and time for the accomplishment of the normal maintenance work set forth in the above paragraphs, including an appropriate maintenance records system, in sufficient detail to show its adequacy as a normal maintenance program. The normal maintenance program must also include a planned timetable for the dry-docking the Dry Dock requirement in Special Contract Requirement H-4, dry-docking Requirements.

H-4  DRY-DOCKING REQUIREMENTS

In addition to the minimum normal maintenance requirements required in the Special Contract Requirement H-3, Normal Maintenance, the Lessee, at its expense, shall also dry-dock the Dry Dock at least once during the basic term of five (5) years of the lease, no later than the third year. The Dry Dock shall also be dry docked at Lessee's expense in each of the five year option terms that are exercised, no later than the third year of each option term. During the performance of this "dry-docking of the Dry Dock" requirement, the Lessee, at its own cost and expense, shall conduct a complete certified Marine survey of the Dry Dock. The normal maintenance requirements which are identified in the Marine Survey report must be accomplished during the dry-docking of the Dry Dock. During this dry-docking, as a minimum, the underwater hull parts, both interior and exterior areas, must be cleaned, repaired, completely painted or treated as may be necessary.

H-5  CAPITAL MAINTENANCE

(a) Capital Maintenance is repair or restoration work that is beyond the scope of normal maintenance and is approved by the ACO. Capital Maintenance projects may either be requested by the Lessee or directed by the PCO/ACO.

(b) Any Lessee proposed Capital Maintenance project must be submitted in writing to the ACO with a copy to SEA 07Q at the following address:

Department of the Navy
Naval Sea Systems Command
SEA-07Q21 (R. Weiser)
2531 Jefferson Davis Highway
Arlington, VA  22242-5160

Each request must include, as a minimum, the estimated costs to perform the work, broken down by material, subcontract costs, labor and burden costs, and the time required to perform the project. Work may not start until written approval is received from the ACO. Each project will be approved on a "not to exceed" cost basis. In urgent circumstances, the Lessee may seek oral approval from the ACO pending written confirmation.

(c) To the extent that any directed repair or restoration work is determined to be Capital Maintenance, the audited, allocable and allowable costs incurred in performing such repair or restoration will be credited against the annual rent amounts, as approved by the ACO. However, the Goverment will not be obligated to credit the annual rent amounts unless prior written approval from the ACO has been obtained. Any disagreement by the Lessee with such determination is deemed a dispute within the meaning of Contract Clause 23, Disputes.

(d) For the purposes of determining the credit against the rental amounts to be paid, the amount to be allowed will be the approved "not to exceed" cost to perofrm such work adjusted on the basis of the audited, allocable and allowable actual costs as determined under the provisions of Contract Clause 27, Audit By Department of Defense. If the audited cost is less than the "not to exceed" cost authorized for repair or restoration, any authorized credit against the rent or reimbursement will be adjusted accordingly. If the audited cost is greater than the "not to exceed" cost authorized for repair or restoration, excess costs are deemed to be costs of performing normal maintenance. As such, these costs are at the Lessee's expense.

(e) In no event is the Government under any obligation to credit the rental amounts for, or be required to approve, any alterations, additions, betterments to obtain certification or recertification in accordance with Special Contract Requirement H-6, Safety Certification. Any work performed to obtain certification or recertification will be performed at Lessee's expense.

(f) The Lessee is not requried to give notice to the ACO if the Lessee estimates that the cost of any repair or restoration is Five Hundred Dollars ($500.00) or less and the Lessee elects to perform such repairs or restoration at its own expense.

H-6 SAFETY CERTIFICATION

(a) Within twelve (12) months after award of this lease (or before dry-docking a U.S. Naval vessel, if earlier), the Lessee shall obtain certification of the Dry Dock in accordance with MIL-STD-1625(SH) and all published revisions. Twoard this end, this Lessee shall submit a complete Facility Certification Report in accordance with MIL-STD-1625(SH). The Lessee will achieve the maximum certified rated capacity obtainable without performing alternations, additions or betterments to the Dry Dock, as described in Contract Clause 12, Alterations. Participation in the maintenance program described in paragraph 4.10 of MIL-STD-1625(SH) is mandatory after the Dry Dock receives certification. here is no express or implied warranty of any kind regarding the condition of the Dry Dock with regard to certification pursuant to MIL-STD-1625(SH) or to any later published version or revision. Lessee's failure to achieve or maintain certification may be grounds for the Navy's termination of the lease in accordance with Contract Clause 9, Termination by the Government.

(b) In no event shall the Government be under any obligation to provide funds for, or be required to approve, any alternations, additions, or betterments to obtain certification or recertification. Failure to obtain certification or recertification shall in no event form the basis for any claim by the Lessee against the Government.

(c) The navy does not guarantee U.S. Navy shipbuilding, ship repair or ship conversion work at the Dry Dock.

H-7  PROTECTION OF THE ENVIRONMENT

The Lessee shall comply with all Federal, state, and local environmental laws and regulations in existence or that may be hereinafter enacted that are applicable to the transportation, operation and maintenance of the drydock.

H-8  RETURN OF THE DRY DOCK

(a) Except as may be directed under (e)(2) below, the place to which the Dry Dock is to be returned is the Inactive Ship
Maintenance Facility, Bremerton, WA.

(b) Except as otherwise provided, before expiration, termination, or cancellation of the Lease, the Lessee shall, at its own expense, restore the Dry Dock to as good a condition as when delivered to the Lessee, reasonable wear and tear excepted. An exception to the above is any loss of or damage to the Dry Dock for which the Lessee is relieved of liability udner this Lease. In the event the Government terminates this lease upon less than thirty (3) days' notice, the Lessee shall, atthe election of the PCO, either
(i) have thirty (3) days from receipt of notice of termination to accomplish restoration, or (ii) pay to the Government as additional rent the cash equivalent of the cost of performing such work.

(c) Upon expiration of the Lease Term, or any extension thereof, or upon termination pursuant to Contract Clause 9, Termination by the Government, under any other Contract Clause or provision of this lease, this lease will remain in full force and effect for a Standby Period of ninety (90) days from such expiration, cancellation, or termination of the Lease Term. However, in the event this lease is temrinated by the Lessee pursuant to Cotnract Clause 10, Termination by the Lessee, then the Standby Period indicated above is one (1) year from the date of such terminatoin. During the Standyb Period all Contract Clauses, Special Contract Requirements and other provisions in the Schedule of this lease remain in full force and effect except that the Lessee is not permitted to use the Dry Dock nor is the Lessee required to pay additional rent. The PCO may terminate the Standby Period at any time either (i) upon thirty (30) days written notice to the Lessee, or (ii) if this lease is terminated pursuant to Contract Clause 9, Termination by the Government, subparagraph (a) or (b), upon notice to the Lessee of termination of the Standby Period.

(d) In effecting the return of the Dry Dock, the Lessee shall, at its own expense, carry out the following actions during the Standby Period: (i) establish liaison with the ACO and PCO and provide a plan for safe stowage of the Dry Dock, (ii) conduct a joint inspection with the ACO to certify that the dry dock has been restored as required by paragraph (b) above and tha tthe lessee has completed the required work to place the dry dock in safe stowage prior to the Government's accepting custody, and (iii) return the available Dry Dock blueprints, Booklet inspection report, and any other Dry Dock or dry-docking reports to the Gvoernment. During the Standby Period, the Lessee shall, at its own expense, continue to provide a secure mooring arrangement and the necessary security to protect the Dry Dock.

(e) Upon expiration, cancellation or termination fot he Lease Term, and prior to the expiration of the Standby Period, the Lessee shall, at its own expense, subject to the specifications and procedures set forth for the applicable Dry Dock:
     (1) Perofrm all work required to place the Dry Dock in a safe stowage condition. Such work shall include, as a minimum, the following:

          (I) externally blank all overboard discharges above the waterline; (See XXXII below)

          (II) wire all sea valves shut;

          (III) clean tanks, voids, and compartments;

          (IV) (RESERVED)

          (V) (RESERVED)

          (VI) secure all topside closures;

          (VII) (RESERVED)

          (VIII) fabricate and install cradles on the center section of the dock for storage of the dock's two end sections;

          (IX) fabricate and install a breakwater at the towing end of the Dry Dock;

           (X) remove all trash, rages, debris, oil, grease and other fire hazards and clean and dry spaces;

          (XI) secure in place all weathertight/watertight closures, doors, hatches, scuttles, weather-deck lifelines/lifelines, stanchions/safety chains, deck plates, gratings, and vent duct openings;

          (XII) secure all lockers, wardrobes, desk drawers and file cabinets;

          (XIII) remove all flammables;

          (XIV) remove all compressed gas cylinders except five full 15-lb CO2 bottles;

          (XV) all refridgerants have been recovered and removed;

          (XVI) remove all portable PKP, fixed PKP cylinders and other firefighting liquids;

          (XVII) deenergize and red tab all switchboards and electrical circuits except lighting;




                                             N00024-96-R-
8103

                            PART II-- CONTRACT CLAUSES
SECTION I-- CONTRACT CLAUSES

This Lease Agreement incorporates the following Contract
Clauses in full text as follows:
CONTRACT
CLAUSE NO              TITLE AND DATE
PAGE
1. PURPOSE
26

2. RENT
26

3. INSURANCE AND RISK OF LOSS
26

4. PERFORMANCE BOND
29

5. INTEREST
29

6. RIGHT TO SUBLEASE OR ASSIGN
30

7. INDEMNIFICATION
30

8. DISCLAIMER OF WARRANTY AND CONDITION OF DRY DOCK
30

9. TERMINATION BY THE GOVERNMENT
31

10. TERMINATION BY THE LESSEE
32

11. MOVEMENT OF DOCK
33

12. ALTERATIONS
33

13. GOVERNMENT ACCESS
34

14. NON-REHABILITATION
34

15. PAYMENT AND DISBURSEMENTS
34

                                              N00024-96-R-
8103

16. STATE AND LOCAL TAXES
35

17. PRORATION IN EVENT OF TERMINATION
35

18. FAILURE TO INSIST ON COMPLIANCE
36

19. NOTICES
36

20. COVENANT AGAINST CONTINGENT FEES
36

21. OFFICIALS NOT TO BENEFIT
36

22. GRATUITIES
36

23. DISPUTES
37

24. EQUAL OPPORTUNITY
39

25. EXAMINATION OF RECORDS
41

26. LABOR PROVISIONS
42

27. AUDIT BY DEPARTMENT OF DEFENSE
44

28. CERTIFICATION OF CLAIMS AND REQUEST FOR ADJUSTMENT OR
RELIEF
    EXCEEDING $ 100,000
46

29. ORDER OF PRECEDENCE
47

30. DRUG FREE WORK PLACE
47

31. ANTI-KICKBACK PROCEDURES
49

32. CLEAN AIR AND WATER
51

33. NAVSEA AUTHORITY TO SELL THE YFD 70
53


                                                N00024-96-R-
8103


1. PURPOSE
These additional Contract clauses form a part of the lease bearing the number designated above.

2 RENT
For the right to use the Dry Dock, the Lessee shall pay to the Government the rent due for the previous annual period less the sum of all amounts allowed as credit against the Amount To Be Paid during the preceding annual period. The amount due the Government is to be paid within (15) days after the end of the annual period.

3. INSURANCE AND RISK OF LOSS
(A) From the date of delivery of the Dry Dock to Lessee until return of the Dry Dock to custody of the Government, the Lessee at its own expense and without reimbursement under this lease, shall procure and maintain the following insurance and pay any applicable deductible.

     (1) Marine floating dry dock insurance for a minimum amount of $2,000,000 during any tow, including tow required to redeliver the Dry dock in accordance with Special
Contract Requirement H-8, Return of Dry dock, and a minimum of $1,000,000 hull damage insurance while the Dry Dock is locates at the shoreside facility. At Lessee's expense and within thirty (30) days after lease award, Lessee will forward to the PCO the recommendation of a Certified Marine
Surveyor for the amount of hull damage insurance. If the figure is higher than $1,000,000, this clause will then be modified to include that amount for hull damage liability.

     (2) Workmen's compensation( including longshoremen and harbor worker's coverage) and employer's liability in the minimum amount of $100,000 per occurrence; bodily injury liability in the minimum amount of $500,000 per occurrence; and third party property damage liability in the minimum amount of $500,000 per occurrence. Each such policy shall contain an endorsement reading substantially as follows:

     "The insurer waives any right of subrogation against the Unites States of America which might arise by reason of any payment under this policy".

(b) All insurance shall protect the Government and the Lessee against there respective risks and liabilities in connection with the dry dock, shall name the Lessee and the United States of America (Department of the Navy) as insured, and for hull insurance shall contain a loss payable clause reading substantially as follows:

         " Loss if any, under this policy shall be adjusted with (lessee) and the proceeds, at the direction of the
         Government, shall be payable to (Lessee) proceeds not
         paid to (Lessee) shall be payable to the United
States
         of America".

  (c) Except as otherwise specifically provided herein, all insurance required to be carried by the Lessee must be in such form, for such amounts, and for such periods of time as the Naval Sea System Command may specify and with such insurers as the Naval Sea Systems Command, represented by the Insurance examiner of the Navy, may approve. Each policy of insurance shall provide for thirty(30) days advance notice to the Insurance Examiner before cancellation of the policy by the insurer. A certificate or certified copy of each policy of insurance procured hereunder must be deposited with the said Insurance Examiner at the following address: Office of the Assistant Secretary of the Navy, ( Research, Development and Acquisition) APIA PP, Washington DC 20350-1000, with a copy to the PCO, promptly following the date of delivery of the Dry Dock, and like evidence of renewal of insurance must be deposited with the Insurance Examiner not less than thirty (30) days before expiration of the term of insurance.

(d) Nothing in this Contract Clause may be construed as a waiver of Lessee's obligations under Contract Clause 7, Indemnification.

(e) All risk of loss of or damage to the Dry Dock during the term of this lease, whether or not caused by the failure of the Lessee to exercise due diligence in complying with the provisions hereof, shall be borne by the Lessee, and the Lessee shall, upon demand and at the election of the Naval Sea Systems Command, either compensate the Government in full for any loss or damage, or rebuild, replace or repair any part of the Dry Dock lost or damaged; provided, however, that the Lessee is liable for loss or destruction of, or damage to, the Dry Dock
(i) that results from a risk expressly required to be insured under this lease, but only to the extent of the insurance required to be purchased and maintained or to the extent of insurance actually purchased and maintained, whichever is greater; (ii) that results from a risk that is in fact covered by insurance or for which the Lessee is otherwise reimbursed, but only to the extent of such insurance or reimbursement; and provided, further, that the Lessee is not liable for loss of or damage to the Dry Dock arising from causes beyond the control of the Lessee occasioned by a risk not in fact covered and customarily covered by insurance in the locality in which the Dry Dock is situated. Nothing contained herein,, However shall relieve the Lessee of liability with respect to any loss of or damage to the Dry Dock, not fully compensated for by insurance, which results from the willful misconduct, lack of good faith, or failure to exercise due diligence on the part of any of the Lessee's officers, directors or representatives having supervision or direction of the Dry Dock.

(f) In the event the Dry Dock or any part of it requires repair or restoration resulting from loss or damage the risk of which is required hereunder to be covered by insurance, the Lessee shall promptly give notice to the Naval Sea Systems Command and submit a report on the extent of damage together with an estimate of the cost to repair the damage and the time needed to complete repairs. The Lessee shall effect any repairs or restorations the Naval Sea Systems Command may direct or approve. The Naval Sea Systems Command shall direct the payment to the Lessee of as much of the proceeds of the available insurance covering the loss or damage necessary to reimburse the Lessee for the allowable costs of effecting an authorized repair or restoration. If the insurance proceeds are not sufficient to cover the allowable costs of a repair or a restoration, and if the loss or damage has resulted from any cause the risk of which is not required by this lease to be borne by the Lessee without regard to the sufficiency of insurance proceeds, the excess of the allowable costs over the insurance proceeds shall be applied as a credit against the Amount To Be Paid for the annual period in which the Lessee commenced the repair or restoration and any balance not so credited will be credited against the Amount To Be Paid for the succeeding annual periods of the then current term of the lease. If the Lessee was not required or authorized to effect a repair or a restoration, the Lessee shall promptly refund to the Government the amount of any insurance proceeds paid the Lessee on account of the loss or damage.

(g) (1) The Lessee shall provide, maintain, change or discontinue such insurance as the Government may from time to time require; provided, that the Lessee's liability for loss or damage to the Dry Dock is modified accordingly.


     (2) If any insurance requirement is changed pursuant to (1) above, an equitable adjustment in rent will be made to reflect any resulting saving or increased costs to the Lessee.

4.  PERFORMANCE BOND

Prior to the delivery of the Dry Dock to the Lessee, the Lessee shall furnish a performance bond in the penal sum of $500,000. This performance bond shall be substantially in accordance with U.S. Government Standard Form 25 Performance Bond, be satisfactory in all respects to the Government, and be for the full lease period.

5.  INTEREST

Notwithstanding any other provisions of this contract, all amounts that become payable by the Contractor to the Government under this contract (net of any applicable tax credit under the Internal Revenue Code (26 U.S.C. 1481)), unless paid within 30 days, shall bear interest from the date due until paid and is subject to adjustments as provided by Part 32 of the Federal Acquisition Regulation in effect on the date of this lease. The interest rate shall be the interest rate established by the Secretary of the Treasury pursuant to Public Law 95-563, as of the date the amount becomes due as herein provided, Amounts are due upon the earliest of; (I) the date fixed under this contract;
(ii) the date of the first written demand for payment consistent with this contract, including any demand consequent upon default termination; (iii) the date of transmittal by the Government to the Contractor of a proposed supplemental agreement to confirm completed negotiations fixing the amount; or (iv) if the contract provides for revision of prices, the date of written notice to the Contractor stating the amount of refund payable in connection with a pricing proposal or in connection with a negotiated pricing agreement not confirmed by contract supplemental agreement.

place specified herein prior to the direction of the PCO, and the audited unquestioned estimated costs to effect return of the dry dock as directed.

(f) The PCO reserves the right, with regard to the obligations set forth in the above paragraphs (d) and (e) either:

(1) to accept performance by the Lessee of all of the work specified in paragraphs (d) and (e) above;

(2) to direct the Lessee to perform any part of the work specified in paragraphs (d) and (e) above and to require the Lessee to pay to the Government as additional rent the cash equivalent of the cost of performing any such work that the Lessee did not perform prior to direction and that the PCO did not direct hte Lessee to perform; or

(3) to require the Lessee in lieu thereof, to pay to the Government as additional rent the cash equivalent of the cost of performing all of such work.

If the parties are unable to agree on the amount representing the cost of performing such work, the lessee shall pay to the Government in cash the amount the PCO determines; provided, that if the Lesee disputes the reasonableness of the amount, the dispute is deemed to be a dispute within the meaning of Contract Clause 23, Disputes.

(g) if the lease is extended for an additional Lease Term of otherwise continued or a follow-on lease is awarded to the Lessee, then the obligations set forth in this Contrac tcluase will be deferred until such time as the then current Lease Term expires or is terminated or canceled.

H-9 USE OF DRY DOCK FOR US NAVY SHIP AVAILABILITIES

Special Contract Requirement H-1, Operation and Use, requires that the Lessee will at all times give priority to work for the Government as the PCO or ACO may require.

"Additionally, if the YFD 70 is available bcause the lessee has not previously contracted to use the dock for a US Navy, other US Government or commercial drydocking job, the lessee is required to make it avaialable to any and all ship repair firms holding Master Ship Repair Agreement (including Agreements for Boat Repair) wishing to propose on US Navy drydocking availabilities."

The lessee will charge the same rate(s) to all ship repair contractors or the US Navy (if the Lessee chooses to compete/submit proposals for availabilities on Navy ships) for use of the drydock and associates "Temporary Services."

H-10 YFD 70 DOCKING REPORTS

The Lessee shall submit to the ACO prospective quarterly reports of the planned/scheduled dockings in the YFD 70.
The first report shall be due within 30 days of the time the lessee receives certification from NAVSEA 07.

In addition, the lessee shall also submit to the ACO (within
30 days after the end of each lease year) annual retrospective reports of the drydockings performed in the YFD 70 over the previous lease year.

             PART II-- CONTRACT CLAUSES
SECTION I-- CONTRACT CLAUSES

This Lease Agreement incorporates the following Contract
Clauses in full text as follows:
CONTRACT
CLAUSE NO              TITLE AND DATE
PAGE
1. PURPOSE
26

2. RENT
26

3. INSURANCE AND RISK OF LOSS
26

4. PERFORMANCE BOND
29

5. INTEREST
29

6. RIGHT TO SUBLEASE OR ASSIGN
30

7. INDEMNIFICATION
30

8. DISCLAIMER OF WARRANTY AND CONDITION OF DRY DOCK
30

9. TERMINATION BY THE GOVERNMENT
31

10. TERMINATION BY THE LESSEE
32

11. MOVEMENT OF DOCK
33

12. ALTERATIONS
33

13. GOVERNMENT ACCESS
34

14. NON-REHABILITATION
34

15. PAYMENT AND DISBURSEMENTS
34

16. STATE AND LOCAL TAXES
35

17. PRORATION IN EVENT OF TERMINATION
35

18. FAILURE TO INSIST ON COMPLIANCE
36

19. NOTICES
36

20. COVENANT AGAINST CONTINGENT FEES
36

21. OFFICIALS NOT TO BENEFIT
36

22. GRATUITIES
36

23. DISPUTES
37

24. EQUAL OPPORTUNITY
39

25. EXAMINATION OF RECORDS
41

26. LABOR PROVISIONS
42

27. AUDIT BY DEPARTMENT OF DEFENSE
44

28. CERTIFICATION OF CLAIMS AND REQUEST FOR ADJUSTMENT OR
RELIEF
    EXCEEDING $ 100,000
46

29. ORDER OF PRECEDENCE
47

30. DRUG FREE WORK PLACE
47

31. ANTI-KICKBACK PROCEDURES
49

32. CLEAN AIR AND WATER
51

33. NAVSEA AUTHORITY TO SELL THE YFD 70
53


1. PURPOSE
These additional Contract clauses form a part of the lease bearing the number designated above.

2 RENT
For the right to use the Dry Dock, the Lessee shall pay to the Government the rent due for the previous annual period less the sum of all amounts allowed as credit against the Amount To Be Paid during the preceding annual period. The amount due the Government is to be paid within (15) days after the end of the annual period.

3. INSURANCE AND RISK OF LOSS
(A) From the date of delivery of the Dry Dock to Lessee until return of the Dry Dock to custody of the Government, the Lessee at its own expense and without reimbursement under this lease, shall procure and maintain the following insurance and pay any applicable deductible.

     (1) Marine floating dry dock insurance for a minimum amount of $2,000,000 during any tow, including tow required to redeliver the Dry dock in accordance with Special
Contract Requirement H-8, Return of Dry dock, and a minimum of $1,000,000 hull damage insurance while the Dry Dock is locates at the shoreside facility. At Lessee's expense and within thirty (30) days after lease award, Lessee will forward to the PCO the recommendation of a Certified Marine
Surveyor for the amount of hull damage insurance. If the figure is higher than $1,000,000, this clause will then be modified to include that amount for hull damage liability.

     (2) Workmen's compensation( including longshoremen and harbor worker's coverage) and employer's liability in the minimum amount of $100,000 per occurrence; bodily injury liability in the minimum amount of $500,000 per occurrence; and third party property damage liability in the minimum amount of $500,000 per occurrence. Each such policy shall contain an endorsement reading substantially as follows:

     "The insurer waives any right of subrogation against the Unites States of America which might arise by reason of any payment under this policy".

( b) All insurance shall protect the Government and the Lessee against there respective risks and liabilities in connection with the dry dock, shall name the Lessee and the United States of America (Department of the Navy) as insured, and for hull insurance shall contain a loss payable clause reading substantially as follows:

         " Loss if any, under this policy shall be adjusted with (lessee) and the proceeds, at the direction of the
         Government, shall be payable to (Lessee) proceeds not
         paid to (Lessee) shall be payable to the United
States
         of America".

  (c) Except as otherwise specifically provided herein, all insurance required to be carried by the Lessee must be in such form, for such amounts, and for such periods of time as the Naval Sea System Command may specify and with such insurers as the Naval Sea Systems Command, represented by the Insurance examiner of the Navy, may approve. Each policy of insurance shall provide for thirty(30) days advance notice to the Insurance Examiner before cancellation of the policy by the insurer. A certificate or certified copy of each policy of insurance procured hereunder must be deposited with the said Insurance Examiner at the following address: Office of the Assistant Secretary of the Navy, ( Research, Development and Acquisition) APIA PP, Washington DC 20350-1000, with a copy to the PCO, promptly following the date of delivery of the Dry Dock, and like evidence of renewal of insurance must be deposited with the Insurance Examiner not less than thirty (30) days before expiration of the term of insurance.

(d) Nothing in this Contract Clause may be construed as a waiver of Lessee's obligations under Contract Clause 7, Indemnification.

(e) All risk of loss of or damage to the Dry Dock during the term of this lease, whether or not caused by the failure of the Lessee to exercise due diligence in complying with the provisions hereof, shall be borne by the Lessee, and the Lessee shall, upon demand and at the election of the Naval Sea Systems Command, either compensate the Government in full for any loss or damage, or rebuild, replace or repair any part of the Dry Dock lost or damaged; provided, however, that the Lessee is liable for loss or destruction of, or damage to, the Dry Dock
(i) that results from a risk expressly required to be insured under this lease, but only to the extent of the insurance required to be purchased and maintained or to the extent of insurance actually purchased and maintained, whichever is greater; (ii) that results from a risk that is in fact covered by insurance or for which the Lessee is otherwise reimbursed, but only to the extent of such insurance or reimbursement; and provided, further, that the Lessee is not liable for loss of or damage to the Dry Dock arising from causes beyond the control of the Lessee occasioned by a risk not in fact covered and customarily covered by insurance in the locality in which the Dry Dock is situated. Nothing contained herein,, However shall relieve the Lessee of liability with respect to any loss of or damage to the Dry Dock, not fully compensated for by insurance, which results from the willful misconduct, lack of good faith, or failure to exercise due diligence on the part of any of the Lessee's officers, directors or representatives having supervision or direction of the Dry Dock.

(f) In the event the Dry Dock or any part of it requires repair or restoration resulting from loss or damage the risk of which is required hereunder to be covered by insurance, the Lessee shall promptly give notice to the Naval Sea Systems Command and submit a report on the extent of damage together with an estimate of the cost to repair the damage and the time needed to complete repairs. The Lessee shall effect any repairs or restorations the Naval Sea Systems Command may direct or approve. The Naval Sea Systems Command shall direct the payment to the Lessee of as much of the proceeds of the available insurance covering the loss or damage necessary to reimburse the Lessee for the allowable costs of effecting an authorized repair or restoration. If the insurance proceeds are not sufficient to cover the allowable costs of a repair or a restoration, and if the loss or damage has resulted from any cause the risk of which is not required by this lease to be borne by the Lessee without regard to the sufficiency of insurance proceeds, the excess of the allowable costs over the insurance proceeds shall be applied as a credit against the Amount To Be Paid for the annual period in which the Lessee commenced the repair or restoration and any balance not so credited will be credited against the Amount To Be Paid for the succeeding annual periods of the then current term of the lease. If the Lessee was not required or authorized to effect a repair or a restoration, the Lessee shall promptly refund to the Government the amount of any insurance proceeds paid the Lessee on account of the loss or damage.

(g) (1) The Lessee shall provide, maintain, change or discontinue such insurance as the Government may from time to time require; provided, that the Lessee's liability for loss or damage to the Dry Dock is modified accordingly.


     (2 If any insurance requirement is changed pursuant to (1) above, an equitable adjustment in rent will be made to reflect any resulting saving or increased costs to the Lessee.

4.  PERFORMANCE BOND

Prior to the delivery of the Dry Dock to the Lessee, the Lessee shall furnish a performance bond in the penal sum of $500,000. This performance bond shall be substantially in accordance with U.S. Government Standard Form 25 Performance Bond, be satisfactory in all respects to the Government, and be for the full lease period.

5.  INTEREST

Notwithstanding any other provisions of this contract, all amounts that become payable by the Contractor to the Government under this contract (net of any applicable tax credit under the Internal Revenue Code (26 U.S.C. 1481)), unless paid within 30 days, shall bear interest from the date due until paid and is subject to adjustments as provided by Part 32 of the Federal Acquisition Regulation in effect on the date of this lease. The interest rate shall be the interest rate established by the Secretary of the Treasury pursuant to Public Law 95-563, as of the date the amount becomes due as herein provided, Amounts are due upon the earliest of; (I) the date fixed under this contract;
(ii) the date of the first written demand for payment consistent with this contract, including any demand consequent upon default termination; (iii) the date of transmittal by the Government to the Contractor of a proposed supplemental agreement to confirm completed negotiations fixing the amount; or (iv) if the contract provides for revision of prices, the date of written notice to the Contractor stating the amount of refund payable in connection with a pricing proposal or in connection with a negotiated pricing agreement not confirmed by contract supplemental agreement.


6.  RIGHT TO SUBLEASE OR ASSIGN

Neither this lease nor any interest herein may be transferred, assigned or subleased by the Lessee except with the written consent of the PCO. The Dry Dock may not be sublet or otherwise be made available by the Lessee to any third party, including any other Federal Government agency, without such written consent.

7.  INDEMNIFICATION

The Lessee expressly agrees to indemnify and hold harmless the United States Government, its officers, employees, agencies, and instrumentality's against all suits, actions, claims, costs, or demands (including, without limitation (I) suits, actions, claims, costs, or demands resulting from death, personal injury, and property damage; and (ii) suits, actions, claims, costs, demands fees and penalties arising out of violations of any Federal, State or local environmental protection law, regulation or ordinance) to which the Government, its officers, employees, agencies and instrumentality's may be subject as a result of the use or possession of the leased property by the Lessee or any Sub-Lessee.

8.  DISCLAIMER OF WARRANTY AND CONDITION OF DRY DOCK

The Dry Dock is leased to the Lessee on an "as is, where is" basis without warranty of any kind, express or implied, on the part of the Government. The Lessee acknowledges that no representations concerning the condition or state of repair to the Dry Dock or any part of it has been made by the Government prior to, or at the time of, the execution of this lease which are not set forth herein and that this lease contains the entire agreement of the parties. The Lessee further acknowledges that the Government has made no agreement or promise to alter, improve, adapt, or repair the Dry Dock, any part of it, or any related equipment, prior to, or at the time of the execution of this lease. The Lessee further acknowledges that the Lessee is responsible for taking delivery of the Dry Dock and towing the Dry Dock to the Lessee's Navy-approved mooring site.

9.  TERMINATION BY THE GOVERNMENT

This lease may be terminated by the Government at any time prior to the expiration of the term:

(a) During any national emergency declared by the President or Congress;

(b) Upon written notice to the Lessee whenever the Secretary determines that the interests of national defense require it;

(c) Upon ten (10) days' written notice to the Lessee if the Lessee defaults in the performance of any of its obligations hereunder and fails to cure or initiate action to cure such default within thirty (30) days after receipt of notice from the PCO specifying such default or within such longer time as may have been specified in said notice;
provided, however, that in lieu of terminating this lease, the Government may elect to perform, or cause to be performed, the defaulted obligations for the account of and at the expense of the Lessee;

(d) Upon thirty (30) days' written notice to the Lessee after determination by the PCO that the Dry Dock is not being used to an extent commensurate with ship repair work available in the area;

(e) In the event of proceedings in any Federal or State court for adjudication of the Lessee as bankrupt by the Lessee or others, for corporate reorganization of the Lessee, for an arrangement within the meaning of the Bankruptcy Act and any amendments thereto, for other similar debtor or creditor relief available under State or local law, or upon the appointment of a Receiver or Trustee for the property of the Lessee;

(f) Upon ninety (90) days' written notice to the Lessee following a determination by the Secretary that the Dry Dock is surplus to the further needs and responsibilities of the Government;

(g) Upon thirty (30) days' written notice to the Lessee after determination by the Contracting Officer that the Lessee has failed to meet the requirements of Special
Contract Requirement H-6, Safety Certification.

(h) If the Government terminates this lease under paragraph (c), (d), (e) or (g) of this clause, it may immediately re-enter and resume possession of the Dry Dock and remove all persons and property therefrom, but such entry is not deemed an acceptance or surrender of this lease. In the event of termination and re-entry the Government may, at its election, release the Dry Dock for any period, less than, equal to, or greater than the remainder of the term of this lease or any extension thereof, for any rental and upon any terms and conditions deemed by the Government to be reasonable and satisfactory, and the Lessee is liable to and shall pay the Government the amount of the difference between the rental and charges received by the Government from such releasing of the Dry Dock. This amount is due and payable at the time specified for the payment of rent in Contract Clause 2, Rent. It is expressly agreed and understood that, whether or not the Government releases the Dry Dock, the Lessee is obligated to reimburse the Government for any costs incurred by the Government in (I) resuming possession of the Dry Dock, and
(ii) performing or having performed the maintenance and any other obligation for which the Lessee is responsible under this lease but has failed to perform. The Government is not liable for any costs incurred by the Lessee under the Contract Clause H-5, Capital Maintenance, which exceed the total amount of rent due at the time of said determination.

10.  TERMINATION BY THE LESSEE

This lease may be terminated by the Lessee at any time prior to the expiration of the term upon thirty (30) days' written notice to the PCO in the event of damage to or destruction of all or a substantial part of the Dry Dock so as to render the Dry Dock incapable of use for the purposes for which it is leased hereunder; provided, that (I) such damage or destruction is occasioned by a risk not in fact covered and not customarily covered by insurance in the locality in which the Dry Dock is located or by a risk which is covered by insurance and the Government either has not authorized or directed the repair, rebuilding or replacement of the Dry Dock or does not make provision for repayment for such repair, rebuilding or replacement by the application of insurance proceeds or otherwise, and (ii) the damage or destruction is not occasioned by the fault or negligence of the Lessee or by any failure or refusal on its part fully to comply with its obligations hereunder.

11.  MOVEMENT OF DOCK

Any movement of the Dry Dock including tow preparations is at the sole expense of the Lessee. Prior to any movement of the Dry Dock, including sea towing, approval of the PCO must be obtained of the Lessee's plans to move the dock including preparation for towing the Dry Dock, towing the Dry Dock, preparation of the operating berth for the Dry Dock, and mooring of the Dry Dock.

The Lessee shall also provide the PCO, along with the above plan(s), documented proof of adequate insurance covering the move.

12.  ALTERATIONS

The Lessee may not, so long as this lease is in effect, make any substantial alterations, additions or betterments to the Dry Dock without the prior approval or consent of the PCO. All approved alterations, additions or betterments shall become the property of the Government when annexed to any property included in the Dry Dock, except those items of personal property belonging to the Lessee which can be readily removed without injury to the Dry Dock. Such items must be removed by the Lessee prior to the expiration of the lease within such additional periods as the Government may allow. All property not removed is deemed abandoned by the Lessee and may be used or disposed of by the Government without liability or any obligations to account for it to the Lessee. Nothing contained herein authorizes any alterations, additions, or betterments to the Dry Dock which will render the Dry Dock unsuitable for the purpose for which the Dry Dock was designed or is being retained by the Government unless, in addition to securing the prior approval or consent of the Government thereto, the Lessee agrees to restore the Dry Dock to its condition at the time of delivery, at its own expense, within ninety (90) days after being required so to do by the Government (I) during any period of national emergency, or (ii) after determination by the Secretary of the Navy that such restoration is in the interest of national defense. The Lessee shall not do or suffer anything to be done upon or in connection with the Dry Dock anything which could subject it or any part of it to any liens or rights in rem and shall promptly discharge or cause to be discharged any lien or right in rem of any kind other than one in favor of the Government which at any time may arise or exist with respect to the Dry Dock or to any alterations, additions or betterments to it.

13.  GOVERNMENT ACCESS

The Government or its designated representative shall have access at all reasonable times to the Dry Dock for the purpose of inspecting or inventorying it and for other purposes under this lease.

14.  NON-REHABILITATION

The Government is not under any duty or obligation to restore or rehabilitate, or to pay the costs of the restoration or rehabilitation of, any part of the land or any other property of the Lessee affected by the installation, possession, operation, or removal of the Dry
Dock under this lease or otherwise.

15. PAYMENTS AND DISBURSEMENT

(a) Payments required to be made by the Lessee pursuant to Contract Clause 2, Rent, must be made to Defense Finance
Accounting Service - Columbus Center, DFAS - CO/Capital
Division, P.O.Box 182263, Columbus, OH  43218-2263.

(b) At the end of each annual period, the Lessee may submit to the PCO certified bills in respect of all items for which the Lessee is entitled to reimbursement under this lease. Promptly after receipt of each submission of bills, the Government shall, within the limits of the appropriations available therefor, pay to the Lessee the amount determined to be allowable costs reimbursable to the Lessee under this lease on account of such items and not previously paid or credited. Such allowable costs will be determined in accordance with Part 31 of the Federal Acquisition Regulation in effect on the date of this lease, and shall exclude any profit to the Lessee. The PCO's decision on any payments to the Lessee, when reduced in writing and received by the Lessee, are binding on the parties hereto,subject to written appeal by the Lessee in accordance with Contract Clause 23, Disputes.

(c) When any payment is to be made hereunder, the Contracting Officer, as a condition precedent to approving such payment, may, in his discretion, require that affidavits satisfactory to him be furnished by the Lessee that no liens or rights in rem of any kind lie under or have attached against the Dry Dock, or any material or equipment furnished for it, or any part of it, either for or on account of any work done upon or about the Dry Dock, or any material or equipment furnished for it, or in connection with it, or any other cause or thing, or any claims or demands of any kind except the claims of the Government.
The Lessee shall promptly discharge or cause to be discharged any valid lien or right in rem not promptly be discharged, the Government may discharge or cause to be discharged said lien or right in rem at the expense of the Lessee.

16.  STATE AND LOCAL TAXES

In the event that, as a result of any future Act of Congress subjecting Government-owned property to ad valorem taxation, taxes, assessments, or similar charges are imposed by State or local authorities upon the lease property (other than upon the Lessee's possessory or use interest therein), the Lessee shall pay it when due and payable and this lease shall be re-nogotiated to accomplish an equitable reduction in the rent, which shall not be greater than the amount of such taxes, assessments, or similar charges; provided, that, in the event that the parties are unable to agree, within ninety (90) days from the date of the imposition of such taxes, assessments, or similar charges, on a rental which, in the opinion of the Government, constitutes a reasonable return to the Government on the lease property, then, in that event, the Government may determine the amount of the rental, which shall be binding on the Lessee, subject to appeal in accordance with Contract Clause 23, Disputes.

17.  PRORATION IN EVENT TERMINATION

In the event of termination of this lease pursuant to Contract Clause 9, Termination by the Government, or
Contract Clause 10, Termination by the Lessee, the amount to be paid to the Government will be prorated to the date of Termination.

18.  FAILURE TO INSIST ON COMPLIANCE

The failure of the Government to insist, in any one or more instances, upon performances of any of the terms, covenants or conditions of this lease may not be construed as a waiver or relinquishment of the Government's right to the future performance of any such terms, covenants or conditions; and the Lessee's obligations in respect of such future performance shall continue in full force and effect.

19.  NOTICES

Except as provided in Special Contract Requirement H-5,
Capital Maintenance, paragraph (b), no notice, order, direction, determination, requirement, consent or approval under this lease is of any effect unless in writing.

20.  COVENANT AGAINST CONTINGENT FEES

The Lessee warrants that no person or agency has been employed or retained to solicit or secure this lease upon an agreement or understanding for a contingent fee, excepting a bonafide employee or agency maintained by the Lessee for the purpose of securing business. For breach or violation of this warranty, the Government may annul this contract without liability.

21.  OFFICIALS NOT TO BENEFIT

No member of or delegate to Congress, or resident commissioner, may be admitted to any share or part of this lease or to any benefit that may arise therefrom, but this provision may not be construed to extend to this lease if made with a corporation for its general benefit.

22.  GRATUITIES

(a) The right of the Lessee to proceed may be terminated by written notice if, after notice and hearing, the agency head or a designee determines that the Lessee, its agent, or another representative---

     (1)  Offered or gave a gratuity (e.g., any
entertainment or gift) to an officer, official, or employee of the Government; and

     (2) Intended, by the gratuity, to obtain a lease or favorable treatment under a lease.


(b) The facts supporting the determination may be reviewed by any court having lawful jurisdiction.

(c) If this lease is terminated under paragraph (a) above, the Government is entitled--

     (1) To pursue the same remedies as in a breach of the lease, and

     (2) In addition to any other damages provided by law, to exemplary damages of not less than 3 nor more than 10 times the cost incurred by the Lessee in giving gratuities to the person concerned, as determined by the agency head or designee.

(d) The rights and remedies of the Government provided in this clause are not exclusive and are in addition to any other rights and remedies provided by law or under this lease.

23.  DISPUTES

(a) This lease is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613) (the Act).

(b) Except as provided in the Act, all disputes arising under or relating to this lease shall be resolved under this clause.

(c) "Claim" as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter or right, the payment of money in sum certain, the adjustment or interpretation of lease terms, or other relief arising under or relating to this lease. A claim arising under a lease, unlike a claim relating to that lease, is a claim that can be resolved under a lease clause that provides for the relief sought by the claimant. However, a written demand or written assertion by the Lessee seeking the payment of money exceeding $50,000 is not a claim under the Act until certified as required by subparagraph (d) (2) below. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Act. The submission may be converted to a claim under the Act, by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount or is not acted upon in a reasonable time.

(d) (1) A claim by the Lessee shall be made in writing and submitted to the Contracting Officer for a written decision.
A claim by the Government against the Lessee shall be subject to a written decision by the Contracting Officer.

      (2) (i) Lessees shall provide the certification specified in subparagraph (d) (2) (iii) of this clause when submitting any claim -

                      (A)  Exceeding $50,000; or

                      (B)  Regardless of the amount claimed,
when using -

                             (1)  Arbitration conducted
pursuant to 5 U.S.C. 575-580; or

                           (2)  Any other alternative means
of dispute resolution (ADR) technique that the agency elects to handle in accordance with the Administrative Dispute
Resolution Act (ADRA).

             (ii)  The certification requirement does not
apply to issues in controversy that have not been submitted as all or part of a claim.

             (iii)  The certification shall state as
follows: "I certify that the claim is made in good faith; that the supporting data are accurate and complete to the best of my knowledge and belief; that the amount requested accurately reflects the contract adjustment for which the Lessee believes the Government is liable; and that I am duly authorized to certify the claim on behalf of the Lessee."

                           (3)  The certification may be
executed by any person duly authorized to bind the Lessee with respect to the claim.

(e)  For Lessee claims of $50,000 or less, the Contracting
Officer must, if requested in writing by the Lessee, render a decision within 60 days of the request. For Lessee-certified claims over $50,000.00, the Contracting Officer must, within 60 days, decide the claim or notify the Lessee of the date by which the decision will be made.

(f) The Contracting Officer's decision shall be final unless the Lessee appeals or files a suit as provided in the Act.

(g) At the time a claim by the Lessee is submitted to the Contracting Officer or a claim by the Government is presented to the Lessee, the parties, by mutual consent, may agree to use ADR. When using arbitration conducted pursuant to 5 U.S.C. 575-580, or when using any other ADR technique that the agency elects to handle in accordance with the ADRA, any claim, regardless of amount, shall be accompanied by the certification described in subparagraph (d) (2) (iii) of this clause, and executed in accordance with subparagraph
(d) (3) of this clause.

(h) The Government shall pay interest on the amount found due and unpaid from (1) the date the Contracting Officer receives the claim (certified, if required), or (2) the date that payment otherwise would be due, if that date is later, until the date of payment. With regard to claims having defective certifications, as defined in FAR 33.201, interest shall be paid from the date that the Contracting Officer initially receives the claim. Simple interest on claims shall be paid at the rate, fixed by the Secretary of the Treasury as provided in the Act, which is applicable to the period during which the Contracting Officer receives the claim and then at the rate applicable for each 6 month period as fixed by the Treasury Secretary during the pendency of the claim.

(I) The Lessee shall proceed diligently with performance of this contract, pending final resolution of any request for relief, claim, appeal, or action arising under the lease, and comply with any decision of the Contracting Officer.





24.  EQUAL OPPORTUNITY

(a) If, during any 12 month period (including the 12 months preceding the award of this lease), the Lessee has been or is awarded nonexempt Federal contracts and/or subcontracts that have an aggregate value in excess of $10,000, the Lessee shall comply with subparagraphs (b) (1) through (11) below. Upon request, the Lessee shall provide information necessary to determine the applicability of this clause.

(b) During performing this lease, the Lessee agrees as follows:

      (1) The Lessee shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin.

      (2) The Lessee shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. This shall include, but not be limited to, (I) employment, (ii) upgrading, (iii) demotion, (iv) transfer, (v) recruitment or recruitment advertising, (vi) layoff or termination, (vii) rates of pay or other forms of compensation, and (viii) selection for training, including apprenticeship.

     (3) The Lessee shall post in conspicuous places available to employees and applicants for employment the notices to be provided by the Contracting Officer that explain this clause.

        (4) The Lessee shall, in all solicitations or advertisements for employees placed by or on behalf of the Lessee, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

        (5) The Lessee shall send, to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, the notice to be provided by the Contracting Officer advising the labor union or worker' representative of the Lessee's commitments under this clause, and post copies of the notice in conspicuous places available to employees and applicants for employment.

     (6)  The Lessee shall comply with Executive Order
11246, as amended, and the rules, regulations, and orders of the Secretary of Labor.

     (7) The Lessee shall furnish to the contracting agency all information required by Executive Order 11246, as amended, and by the rules, regulations, and orders of the Secretary of Labor. Standard Form 100 (EEO-1), or any successor form, is the prescribed form to be filed within thirty (30) days following the award, unless filed within 12 months preceding the date of award.

     (8) The Lessee shall permit access to its books, records, and accounts by the contracting agency or the Office of Federal Contract Compliance Programs (OFCCP) for the purposes of investigation to ascertain the Lessee's compliance with the applicable rules, regulations, and orders.


     (9) If the OFCCP determines that the Lessee is not in compliance with this clause or any rule, regulation, or order of the Secretary of Labor, this lease may be canceled, terminated, or suspended in whole or in part and the Lessee may be declared ineligible for further Government contracts, under the procedures authorized in Executive Order 11246, as amended. Inaddition, sanctions may be imposed and remedies invoked against the Lessee as provided in Executive Order 11246, as amended, the rules, regulations, and orders of the Secretary of Labor, or as otherwise provided by law.

     (10) The Lessee shall include the terms and conditions of subparagraph (b) (1) through (11) of this clause in every subcontract or purchase order that is not exempted by the rules, regulations, or orders of the Secretary of Labor issued under Executive Order 11246, as amended, so that these terms and conditions will be binding upon each subcontractor or vendor.

     (11) The Lessee shall take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing these terms and conditions, including sanctions for noncompliance; provided that if the Lessee becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of any direction, the Lessee may request the United States to enter into the litigation to protect the interest of the United States.

(c) Notwithstanding any other clause in this lease, disputes relative to this clause will be governed by the procedures in 41 CFR 60-1.1.

25.  EXAMINATION OF RECORDS

(a) This clause applies if this lease exceeds $10,000 and was entered into by negotiation.

(b) The Comptroller General of the United States or a duly authorized representative from the General Accounting Office shall, until 3 years after expiration of the lease, or for any shorter period as is agreed to by the parties, have access to and the right to examine any of the Lessee's directly pertinent books, documents, papers, or other records involving transactions related to this lease.

(c) The Lessee agrees to include in first-tier subcontracts under this lease a clause to the effect that the Comptroller General or a duly authorized representative from the General Accounting Office shall, until 3 years after expiration of the subcontract, or for any shorter period agreed to by the parties have access to and the right to examine any of the subcontractor's directly pertinent books, documents, papers, or other records involving transactions related to the subcontract. "Subcontract" as used in this clause, excludes
(1) purchase orders not exceeding $10,000 and (2) subcontracts or purchase orders for public utility services at rates established to apply uniformly to the public, plus any applicable reasonable connection charge.

(d) The periods of access and examination in paragraphs (b) and (c) above for records relating to (1) appeals under the Disputes clause, (2) litigation or settlement of claims arising from the performance of this lease, or (3) costs and expenses of this lease to hich the Comptroller General or a duly authorized representative from the General Accounting Office has taken exceptions are disposed of.

26.  LABOR PROVISIONS

(a) Convict Labor -- In connection with the performance of work under this lease, the Lessee agrees not to employ any person undergoing sentence of imprisonment, except as provided by 10 U.S.C. 4082 (c) (2) and Executive Order
11755, Dec 29, 1973.

(b) Contract Work Hours Standards Act - Overtime Compensation - This contract, to the extent that it is of a character specified in the Contract Work Hours Standards Act (40 U.S.C. 327-330), is subject to the following provisions and to all other applicable provisions and exceptions of such Act and the regulations of the Secretary of Labor thereunder.

     (1) Overtime Requirements - No Lessee or subcontractor contracting for any part of the lease work which may require or involve the employment of laborers or mechanics (see Federal Acquisition Regulation (FAR) 22.300) shall require or permit any such laborers or mechanics in any workweek in which the individual is employed on such work to work in excess of 40 hours in such workweek unless such laborer or mechanic receives compensation at a rate not less that 1 1/2 times the basic rate of pay for all of pay for all hours worked in excess of 40 hours in such workweek.

     (2) Violation; liability for unpaid wages; liquidated damages - In the event of any violation of the provisions set forth in paragraph (a) of this clause, the Lessee and any subcontractor responsible therefor shall be liable for the unpaid wages. In addition, such Lessee and subcontractor shall be liable to the United States (in case of work done under lease for the District of Columbia or a territory, to such district or to such territory), for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic employed in violation of the provisions set forth in paragraph (I) of this clause in the sum of $10 for each calendar day on which such individual was required or permitted to work in excess of the standard workweek of 40 hours without payment of the overtime wages required by provisions set forth in paragraph (I) of this clause.

     (3) Withholding for unpaid wages and liquidated damages - The Contracting Officer shall upon his or her own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld, from any moneys payable on account of work performed by the Lessee or subcontractor under any such contract or any Federal contract with the same Lessee, or any other Federal-assisted lease subject to the Contract
Work Hours and Safety Standards Act which is held by the same Lessee, such sums as may be determined to be necessary to satisfy any liabilities of such Lessee or subcontractor for unpaid wages and liquidated damages as provided in the provisions set forth in paragraph (ii) of this clause.

     (4)  Payrolls and basic records

           (i) The Lessee or subcontractor shall maintain payrolls and basic payroll records during the course of the lease work and shall preserve them for a period of 3 years from the completion of the lease for all laborers and mechanics working on the lease. Such records shall contain the name and address of each such employee, social security number, correct classifications, hourly rates of wages paid, daily and weekly number of hours worked, deductions made, and actual wages paid. Nothing in this paragraph shall require the duplication of records required to be maintained for construction work by Department of Labor regulations at 29 CFR 5.5 (a) (3) implementing the Davis-Bacon Act.

          (ii)  The records to be maintained under paragraph
(iv) (1) of this clause shall be made available by the Lessee or subcontractor for inspection, copying, or transcription by authorized representatives of the Contracting Officer of the Department of the Labor. The Lessee or subcontractor shall permit such representatives to interview employees during working hours on the job.

(c)  Overtime and Shift Premiums -

      (1) Insofar as practicable the Lessee shall perform any work required under this lease which is at the expense of the Government without the use of overtime or multi-shift labor for which premium payments are required, except to the extent that such payments either (A) are approved in writing on behalf of the Government by the Contracting Officer or
(B) are paid for work -

              (i)  necessary to cope with emergencies such
as those resulting from accidents, natural disasters, or breakdowns of equipment;

                (ii)  by indirect labor employees such as
those performing duties in connection with administration, protection, transportation, maintenance, operation of utilities, or accounts;

                     (iii)  in the performance of tests,
laboratory procedures, loading or unloading of transportation media, and operations in flight or afloat, which are continuous in nature and cannot reasonably be interrupted or otherwise completed; or

                      (iv)  which will result in lower
overall cost to the Government.

     (2) The cost of overtime premiums or shift premiums otherwise allowable under (i) above shall be allowed only to the extent the amount thereof is reasonable and properly allocable to the work under this lease.

27.  AUDIT BY DEPARTMENT OF DEFENSE

(a) General. The Contracting Officer or his representatives shall have the audit and inspection rights described in the applicable paragraphs (b), (c) and (d) below.

(b) Examination of Costs. The Lessee shall maintain, and the Contracting Officer and his representatives shall have the right to examine, books, records, documents, and other evidence and accounting procedures and practices, sufficient to reflect properly (1) all direct and indirect costs of whatever nature claimed to have been incurred and anticipated to be incurred for the performance of this lease and (2) the use of, and charges for the use of, the facilities. Such right of examination shall include inspection at all reasonable times of the Lessee's plants, or such parts, thereof, as may be engaged in the performance of this lease.

(c) Reports. If the Lessee is required to furnish Cost Information Reports (CIR) or Contract Fund Status Reports
(CFSR), the Contracting Officer or his representatives shall have the right to examine books, records, documents, and supporting materials, for the purpose of evaluating (I) the effectiveness of the Lessee's policies and procedures to produce data compatible with the objectives of these reports, and (ii) the data reported.

(d)  Availability.  The materials described in (b), (c) and
(d) above shall be made available at the office of the Lessee, at all reasonable times, for inspection, audit, or reproduction, until the expiration of three years from the date of final payment under this lease or such lesser time as agreed to by the parties, and for such loner period, if any, as is required by applicable statute, or by other clauses of this lease, or by (1) and (2) below:

     (1) If this lease is completely or partially terminated, the records relating to the work terminated shall be made available for a period of three years from the date of any resulting final settlement.

     (2) Records which relate to appeals under the "Disputes" clause of this lease, or litigation of the settlement of claims arising out of the performance of this lease, shall be made available until such appeals, litigation, or claims have been disposed of.

(e) The Lessee shall insert a clause containing all the provisions of this clause, including this paragraph (e), in all subcontracts exceeding $10,000 hereunder, except altered as necessary for proper identification of the contracting parties and the Contracting Officer under the Government prime contract.

28.  CERTIFICATION OF CLAIMS AND REQUESTS FOR ADJUSTMENT OR
RELIEF EXCEEDING $100,000

(a) Any contract claim, request for equitable adjustment to lease terms, request for relief under Public Law 85-804 or other similar request exceeding $100,000 shall bear, at the time of submission, the following certificate given by a senior company official in charge at the plant or location involved:












     I certify that the claim is made in good faith, that the supporting data are accurate and complete to the best of my knowledge and belief;
and that the amount
     requested accurately reflects the lease adjustment for which the Lessee believes the Government is liable.



     (Official's Name)



     (Title)

(b) The certification in paragraph (a) requires full disclosure of all relevant facts, including cost and pricing data.
(c) The certification requirement in paragraph (a) does not apply to:

      (1) request for routine contract payments - for example, those for payment for accepted supplies and services, routine vouchers under cost reimbursement - type contracts, and progress payment invoices;

         (2) final adjustments under incentive provisions of contracts.

(d) In those situations where no claim certification has been submitted prior to the inception of a contract dispute, a single certification, using the language prescribed by the Contract Disputes Act but signed by a senior company official in charge at the plant or location involved, will be deemed to comply with both statutes.

29.  ORDER OF PRECEDENCE

Any inconsistency in this solicitation or lease shall be resolved by giving precedence in the following order: (a)
The Schedule (excluding the specifications); (b) representations and other instructions; (c) contract clauses; (d) other documents, exhibits, and attachments; and
(e) the specifications.

30.  DRUG-FREE WORKPLACE

(a)  Definitions.  As used in this clause.

      (1) "Employee in a sensitive position," as used in this clause, means an employee who has been granted access to classified information; or employees in other positions that the Contractor determines involve national security, health or safety, or functions other than the foregoing requiring a high degree of trust and confidence.

     (2) "Illegal drugs," as used in this clause, means controlled substances included in Schedules I and II, as defined by section 802 (6) of Title 21 of the United States
Code, the possession of which is unlawful under Chapter 13 of that Title. The term "illegal drugs" does not mean the use of a controlled substance pursuant to a valid prescription or other uses authorized by law.

(b) The Contractor agrees to institute and maintain a program for achieving the objective of a drug-free work force. While this clause defines criteria for such a program, contractors are encouraged to implement alternative approaches comparable to the criteria in paragraph (c) that are designed to achieve the objectives of this clause.

(c) Contractor programs shall include the following, or appropriate alternatives:

      (1) Employee assistance programs emphasizing high level direction, education, counseling, rehabilitation, and coordination with available community resources;

        (2) Supervisory training to assist in identifying and addressing illegal drug use by Contractor employees;

     (3)  Provision for self-referrals as well as
supervisory referrals to treatment with maximum respect for individual confidentiality consistent with safety and security issues;

       (4) Provision for identifying illegal drug users, including testing on a controlled and carefully monitored basis. Employee drug testing programs shall be established taking account of the following:

             (i) The Contractor shall establish a program that provides for testing for the use of illegal drugs by employees in sensitive positions. The extent of and criteria for such testing shall be determined by the Contractor based on considerations that include the nature of the work being performed under the contract, the employee's duties, the efficient use of Contractor resources, and the risks to health, safety, or national security that could result from the failure of an employee adequately to discharge his or her position.

                (ii)  In addition, the Contractor may
establish a program for employee drug testing -

                         (A)  When there is a reasonable
suspicion that an employee uses illegal drugs; or

                               (B)  When an employee has
been involved in an accident or unsafe practice;

                           (C)  As part of or as a follow-up
to counseling or rehabilitation for illegal drug use;

                                (D)  As part of a voluntary
employee drug testing program.

                    (iii)  The Contractor may establish a
program to test applicants for employment for illegal drug use.

                             (iv)  For the purpose of
administering this clause, testing for illegal drugs may be limited to those substances for which testing is prescribed by section 2.1 of Subpart B of the "Mandatory Guidelines for Federal
Workplace Drug Testing Programs" (53 FR 11980 (April 11,
1988)), issued by the Department of Health and Human
Services.

(d) Contractors shall adopt appropriate personnel procedures to deal with employees who are found to be using drugs illegally. Contractors shall not allow any employee to remain on duty or perform in a sensitive position who is found to use illegal drugs until such time as the Contractor, in accordance with procedures established by the Contractor, determines that the employee may perform in such a position.

(e) The provisions of this clause pertaining to drug testing program shall not apply to the extent they are inconsistent with state or local law, or with an existing collective bargaining agreement; provided that with respect to the latter, the Contractor agrees that those issues that are in conflict will be a subject of negotiation at the next collective bargaining session.

31.  ANTI-KICKBACK PROCEDURES

(a)  Definitions.

     "Kickback," as used in this clause, means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly, to any prime Contractor, prime Contractor employee, subcontractor, or subcontractor employee for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.

     "Person," as used in this clause, means a corporation, partnership, business association of any kind, trust, joint-stock company, or individual.

     "Prime contract," as used in this clause, means a contract or contractual action entered into by the United
States for the purpose of obtaining supplies, materials, equipment, or services of any kind.

     "Prime Contractor," as used in this clause, means a person who has entered into a prime contract with the United
States.

     "Prime Contractor employee," as used in this clause, means any officer, partner, employee, or agent of a prime
Contractor.

     "Subcontract," as used in this clause, means a contract or contractual action entered into by a prime Contractor or subcontractual for the purpose of obtaining supplies, materials, equipment, or services of any kind under a prime contract.

     "Subcontractor," as used in this clause, (1) means any person, other than the prime Contractor, who offers to furnish or furnishes any supplies, materials, equipment, or services of any kind under a prime contract or a subcontract entered into in connection with such prime contract, and (2) includes any person who offers to furnish or furnishes general supplies to the prime Contractor or a higher tier subcontractor.

     Subcontractor employee," as used in this clause, means any officer, partner, employee, or agent of a subcontractor.

(b)  The Anti-Kickback Act of 1986 (41 U.S.C. 51-58) (the
Act), prohibits any person from -

     (1) Providing or attempting to provide or offering to provide any kickback;

     (2) Soliciting, accepting, or attempting to accept any kickback; or

     (3) Including, directly or indirectly, the amount of any kickback in the contract price charged by a prime
Contractor to the United States or in the contract price charged by a subcontractor to a prime Contractor or higher tier subcontractor.

(c) (1) The Contractor shall have in place and follow reasonable procedures designed to prevent and detect possible violations described in paragraph (b) of this clause in its own operations and direct business relationships.

     (2) When the Contractor has reasonable grounds to believe that a violation described in paragraph (b) of this clause may have occurred, the Contractor shall promptly report in writing the possible violation. Such reports shall be made to the inspector general of the contracting agency, the head of the contracting agency if the agency does not have an inspector general, or the Department of Justice.

     (3) The Contractor shall cooperate fully with any Federal agency investigating a possible violation described in paragraph (b) of this clause.

     (4) The Contracting Officer may (i) offset the amount of the kickback against any moneys owed by the United States under the prime contract and/or (ii) direct that the Prime Contractor withhold from sums owed a subcontractor under the prime contract the amount of the kickback. The Contracting Officer may order that moneys withheld under subdivision (c)
(4) (ii) of this clause be paid over to the Government unless the Government has already offset those moneys under subdivision (c) (4) (i) of this clause. In either case, the Prime Contractor shall notify the Contracting Officer when the moneys are withheld.

     (5) The Contractor agrees to incorporate the substance of this clause, including subparagraph (c) (5) but excepting paragraph (c) (1), in all subcontracts under this contract.







32.  CLEAN AIR AND WATER

(a)  "Air Act," as used in this clause, means the Clean Air
Act (42 U.S.C. 7401, et seq.).

     "Clear air standards," as used in this clause, means -

     (1) Any enforceable rules, regulations, guidelines, standards, limitations, orders, controls, prohibitions, work practices, or other requirements contained in, issued under, or otherwise adopted under the Air Act or Executive Order 11738;

     (2)  An applicable implementation plan as described in
section 110 (d) of the Air Act (42 U.S.C. 7410 (d));

     (3)  An approved implementation procedure or plan under
section 111 (c) or section 111 (d) of the Air Act (42 U.S.C.
7411 (c) or (d)); or

     (4)  An approved implementation procedure under section
112 (d) of the Air Act (42 U.S.C. 7412 (d)).

     "Clean water standards," as used in this clause, means any enforceable limitation, control, condition, prohibition, standard, or other requirement promulgated under the Water Act or contained in a permit issued to a discharger by the EPA or by a State under an approved program, as authorized by section 402 of the Water Act (33 U.S.C. 1342), or by local government to ensure compliance with pretreatment regulations as required by section 307 of the Water Act (33 U.S.C. 1317).

     "Compliance," as used in this clause, means compliance with -

     (1)  Clear air or water standards; or

33.  NAVSEA AUTHORITY TO SELL THE YFD 70

If the Lessee, in accordance with SECTION F, does not provide written notice of their desire to exercise their option to extend this lease for any of the three (3) five year optional terms, the Navy will evaluate our future requirements for the YFD 70. If no requirements exist at that time, the Navy will evaluate their option to initiate the disposition process. If the YFD 70 is declared excess and subsequently struck from the Navy register of ships/craft, authority has been granted to the Naval Sea Systems Command to offer the Lessee a right of first refusal to purchase the dry dock, if the YFD 70 remains after required screening for excess property. If the Contracting Officer offers the Lessee a right of first refusal and the Lessee decides not to purchase the dry dock, the Lessee will comply with clause H-8, "RETURN OF DRY DOCK". If the contractor desires to purchase the dock from the Naval Sea Systems Command, the contractor must also pay the government, as additional rent, the cash equivalent of the audited, unquestioned estimated cost of preparing the dock for tow and returning the dock to the Inactive Ship Maintenance Facility, Bremerton, WA. in accordance with Contract Clause H-8.



SECTION J - LIST OF DOCUMENTS AND ATTACHMENTS

     Not Applicable to this Lease Agreement.

PART IV - REPRESENTATIONS AND INSTRUCTIONS

SECTION K - REPRESENTATIONS, CERTIFICATIONS AND OTHER
STATEMENTS TO OFFERORS

1.  CERTIFICATE OF INDEPENDENT PRICE DETERMINATION

     (a)  The offeror certifies that -

           (1) The rents in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other offeror or competitor relating to (I) those e rents, (ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the rents offered:

            (2) The rents in this offer have not been and will not be knowingly disclosed by the offeror, directly or indirectly, to any other offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation unless otherwise required by law; and

           (3) No attempt has been made or will be made by the offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

     (b) Each signature on the offer is considered to be a certification by the signatory that the signatory -

             (1)  Is the person in the offeror's
organization responsible for determining the rents being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary to subparagraphs (a) (1) through (a) (3) above; or

              (2) (i) Has been authorized, in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs (a) (1) through (a) (3) above

Roland H. Webb, President & COO
(insert full name of person(s) in the offeror's organization responsible for determining the rents offered in this bid or proposal, and the title of his position in the offeror's organization)

(ii) As an authorized agent, does certify that the principals named in subdivision (b) (2) (I) above have not participated, and will not participate, in any action contrary to subparagraphs (a) (1) through (a) (3) above; and

          (iii)  As an agent, has not personally
participated and will not participate, in any action contrary to subparagraphs (a) (1) through (a) (3) above.


     (c)  If the offeror deletes or modifies subparagraph
(a) (2) above, the offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure.

2.  CONTINGENT FEE REPRESENTATION AND AGREEMENT

     (a) Representation. The offeror represents that, except for full-time bonafide employees working solely for the offeror, the offeror -

        (Note: The offeror must check the appropriate boxes. For
        interpretation of the representation, including the term "bona fide employee," see subpart 3.4 of the Federal
Acquisition Regulation.)

                (1)         has,   x   has not employed or
retained any person or company to solicit or obtain this contract; and

                (2)           has,    x   has not paid or
agreed to pay to any person or company employed or retained to solicit or obtain this contract any commission, percentage, brokerage, or other fee contingent upon or resulting from the award of this contract.

     (b) Agreement. The offeror agrees to provide information relating to the above Representation as requested by the Contracting Officer and, when subparagraph
(a) (1) or (a) (2) is answered affirmatively, to promptly submit to the Contracting Officer -

              (1) A completed Standard Form 119, Statement of Contingent or Other Fees, (SF 119); or

             (2) A signed statement indicating that the SF 119 was previously submitted to the same contracting office, including the date and applicable solicitation or contract number, and representing that the prior SF 119 applies to this offer or quotation.

3.  TYPE OF BUSINESS ORGANIZATION

The offeror or quoter, by checking the applicable box, represents that -

(a)  It operates as   x   a corporation incorporated under
the laws of the State of    Delaware      ,         an
individual,         a partnership,        a nonprofit
organization, or       a joint venture.

(b)  If the offeror or quoter is a foreign entity, it
operates as         an individual,        a partnership,
a nonprofit organization,       a joint venture, or        a
corporation, registered for business in
 .
                                                (country)







4.  PLACE OF PERFORMANCE

     (a)  The offeror, in the performance of any contract
resulting from this solicitation,      intends,   x  does
not intend (check appropriate box) to use one or more plants or facilities located at a different address from the address of the offeror as indicated in this proposal.

     (b) If the offeror checks "intends" in paragraph (a) above, it shall insert in the spaces provided below the required information:

Place of Performance (Street
Name and Address of Owner
Address, City, County, State,
and Operator of the Plant
Zip Code)
or Facility if Other than

Bidder

5.  MINIMUM OFFER ACCEPTANCE PERIOD

     (a) "Acceptance period" as used in this provision, means the number of calendar days available to the Government for awarding a contract from the date specified in this solicitation for receipt of proposals.
     (b) This provision supersedes any language pertaining to the acceptance period that may appear elsewhere in this solicitation.

     (c) The Government requires a minimum acceptance period of 120 (one hundred twenty) calendar days.

     (d) In the space provided immediately below, offerors may specify a longer acceptance period: ___________________ calendar days.

     (e) An offer allowing less than the Government's minimum acceptance period will be rejected.

     (f) The offeror agrees to execute all that it has undertaken to do, in compliance with its bid, if that bid is accepted in writing within (1) the acceptance period stated in paragraph (c) above or (2) any longer acceptance period stated in paragraph (d) above.

6.  CERTIFICATION OF NONSEGREGATED FACILITIES

     (a) "Segregated facilities" as used in this provision, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion or national origin, because of habit, local custom or otherwise.

     (b) By the submission of this offer, the offeror certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The offeror agrees that a breach of this certification is a violation of the Equal Opportunity clause in the contract.

     (c) The offeror further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will -

          (1) Obtain identical certification from proposed subcontractors before the award of subcontracts under which the subcontractor will be subject to the Equal Opportunity clause;

          (2)  Retain the certifications in the files; and

          (3) Forward the following notice to the proposed subcontractors (except if the proposed subcontractors have submitted identical certifications for specific time periods):

NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR
CERTIFICATIONS OF NONSEGREGATED FACILITIES

A Certification of Nonsegregated facilities must be submitted before the award of a subcontract under which the subcontractor will be subject to the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually).

NOTE: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.

7.  PREVIOUS CONTRACTS AND COMPLIANCE REPORTS

The offeror represents that -

     (a) It __X__ has, _____ has not participated in a previous contract or subcontract subject either to the Equal Opportunity clause of this solicitation, the clause originally contained in Section 310 of the Executive Order 10925, or the clause contained in Section 201 of Executive Order No. 11114;

     (b) It __X__ has, _____ has not filed all required compliance reports; and

     (c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

8.  AFFIRMATIVE ACTION COMPLIANCE

The offeror represents that (a) it __X__ has developed and has on file, _____ has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or (b) it _____ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

9.  CLEAN AIR AND WATER CERTIFICATION

The offeror certifies that -

     (a) Any facility to be used in the performance of this proposed contract is _____, is not __X__, listed on the Environmental Protection Agency (EPA) List of Violating
Facilities;

     (b)  The Offeror will immediately notify the
Contracting Officer, before award, of the receipt of any communication from the Administrator, or a designee, of the EPA, indicating that any facility that the Offeror proposes to use for this performance of the contract is under consideration to be listed on the EPA List of Violating
Facilities; and

     (c) The Offeror will include a certification substantially the same as this certification, including this paragraph (c), in every nonexempt subcontract.

10.  TAXPAYER IDENTIFICATION

(a)  Definitions

"Common parent," as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

"Corporate status," as used in this solicitation provision, means a designation as to whether the offeror is a corporate entity (e.g., sole proprietorship or partnership), or a corporation providing medical and health care services.

"Taxpayer Identification Number(TIN)," as used in this solicitation provision, means the number required by the IRS to be used by the offeror in reporting income tax and other returns.

(b) The offeror is required to submit the information required in paragraphs (c) through (e) of this solicitation provision in order to comply with reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M and implementing regulation issued by the Internal Revenue Service (IRS). If the resulting contract is subject to the reporting requirements described in 4.902(a), the failure or refusal by the offeror to furnish the information may result in a 20 percent reduction of payments otherwise due under the contract.

(c) Taxpayer Identification Number (TIN).

     __X__ TIN:  13-2906669
     _____ TIN has been applied for.
     _____ TIN is not required because:
           ___ Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the U.S. and does not have an office or place of business or a fiscal paying agent in the U.S.;

           ___ Offeror is an agency or instrumentality of a foregin government,

           ___ Offeror is an agency or instrumentality of a Federal, state, or local government;

           ___ Other.  State basis.___________________

(d)  Corporate Status.

     _____ Corporation providing medical and health care services, or engaged in the billing and collecting of payments for such services;
     __X__ Other corporate entity
     _____ Not a corporate entity;
           _____ Sole proprietorship
           _____ Partnership
           _____ Hospital or extended care facility described in 26 CFR 501(c) (3) that is exempt from taxation under 26 CFR 50(a).

(e)  Common Parent
     _____ Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this clause.
     __X__ Name and TIN of common parent

     Name __Todd Shipyards Corporation
     TIN ___13-5438577________________

11.  AUTHORIZED NEGOTIATORS

The offeror or quoter represents that the following persons are authorized to negotiate on its behalf with the Government in connection with the request for proposals:
(list names, titles, and telephone numbers of the authorized negotiators).

          Jim Hitch, Program Manager (206) 623-1625 x 100
          Turp Christianson, Chief Estimator (206) 623-1635
x 220

12.  CERTIFICATION REGARDING DEPARTMENT, SUSPENSION,
PROPOSED DEPARTMENT, AND OTHER RESPONSIBILITY MATTERS

(a)(1) The Offeror certifies, to the best of its knowledge and belief, that -

        (i)  The offeror and/or of its principals --

             (A)  are / / are not /X/ presently debarred,
suspended,
             proposed for debarment, or declared ineligible for the
             award of contracts by any Federal agency;

             (B) Have / / have not /X/, within a three-year period
             preceding this offer, been convicted of or had a civil
             judgment rendered against them for: commission of
             fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public
             (Federal, state, or local) contract or
subcontract;
             violation of Federal or state antitrust
statutes
             relating to the submission of offers; or commission of
             embezzlement, theft, forgery, bribery,
falsification or
             destruction of records, making false
statements, or
             receiving stolen property; and

             (C)  Are / / are not /X/ presently indicted
for, or
             otherwise criminally or civilly charged by a governmental
             entity with, commission of any of the offenses enumerated
             in subdivision (a) (1) (1) (B) of this
provision.

       (ii) The Offeror has / / has not /X/, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2) "Principals," for the purposes of this certification, means officers; directors; owners; partners; and persons having primary management or supervisory responsibility within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror's responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting
Officer may render the Offeror nonresponsible.

(d) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

13.  CERTIFICATION REGARDING A DRUG-FREE WORKPLACE

(a)  DEFINITIONS

"Controlled substance" means a controlled substance in schedules I through V of section 202 of the Controlled
Substance Act (21 U.S.C. 812) and as further defined in regulation at 21 CFR 1308.11 - 1308.15.

"Conviction" means a finding of guilt (including a plea of nolo contendere) or imposition of the sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug statues.

"Criminal drug statute" means a Federal or non-Federal criminal statute involving the manufacture, distribution, dispensing, possession or use of any controlled substance.

"Employee" means an employee of a Contractor directly engaged in the performance of work under a Government contract. "Directly engaged" is defined to include all direct cost employees and any other Contractor employee who has other than a minimal impact or involvement in contract performance.

"Drug-free workplace" means the site(s) for the performance of work donw by the Contractor in connection with a specific contract at which employees of the Contractor are prohobited from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.

"Employee" means an employee of a Contractor directly engaged in the performance of work under a Government contract. "Directly engaged" is defined to include all direct cost employees and any other Contractor employee who has other than a minimal impact or involvement in contract performance.

"Individual" means an offeror/contractor that has no more than one employee including the offeror/contractor.

(b) By submission of its offer, the offeror, if other than an individual, who is making an offer that equals or exceeds $25,000, certifies and agrees that, with respect to all employees of the offeror to be employed under a contract resulting from this solicitation, it will--no later than 30 calendar days after contract award (unless a longer period is agreed to in writing), for contract of 30 calendar days or more performance duration; or as soon as possible for contracts of less than 30 calendar days performance duration, but in any case, by a date prior to when performance is expected to be completed--

(1) Publish a statement notifying such employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

(2) Establish an ongoing drug-free awareness program to inform such employees about--

       (i)  The dangers of drug abuse in the workplace;

      (ii) The contractor's policy of maintaining a drug-free workplace;

     (iii) Any available drug counseling, rehabilitation, and employee assistance programs; and

      (iv) The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace;

(3) Provide all employees engaged in performance of the contract with a copy of the statement required by subparagraph (b)(1) of this provision;

(4) Notify such employees in writing in the statement required by subparagraph (b)(1) of this provision that, as a condition of continued employment on the contract resulting from this solicitation, the employee will--

       (i)  Abide by the terms of the statement; and

      (ii) Notify the employer in writing of the employee's conviction under a criminal drug statute for a violation occurring in the workplace no later than 5 calendar days after such conviction;

(5) Notify the Contracting Officer in writing within 10 calendar days after receiving notice under subdivision (b)
(4) (ii) of this provision, from an employee or otherwise receiving actual notice of such conviction. This notice shall include the position title of the employee; and

 (6) Within 30 calendar days after receiving notice under subdivision (b)(4)(ii) of this provision of a conviction, take one of the following actions within respect to any employee who is convicted of a drug abuse violation occurring in the workplace:

          (i) Take appropriate personnel action against such employee; up to and including termination; or

         (ii)  Require such employee to satisfactorily
participate on a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency.

     (7) Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs (b)(1) through (b)(6) of this provision.

(c) By submission of its offer, the offeror, if an individual who is making an offer of any dollar value, certifies and agrees that the offeror will not engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance in the performance of the contract resulting from this solicitation.

(d) Failure of the offeror to provide their certification required by paragraphs (b) or (c) of this provision, renders the offeror unqualified and ineligible for award (See FAR
9.104-1(g) and 19.602-1(a)(2)(i).)

(e) In addition to other remedies available to the Government, the certification in paragraphs (b) or (c) of this provision concerns a matter within the jurisdiction of any agency of the United States and the making of a false, fictitious, or fraudulent certification may render the maker subject to prosecution under Title 18, United States Code,
Section 1001.

SECTION L - INSTRUCTIONS, CONDITIONS AND NOTICES TO OFFERORS

1.  SOLICITATION DEFINITIONS

"Offer" means "proposal" in negotiation.

"Contract" means "lease."

"Contractor" means "lessee."

"Solicitation" means a request for proposals (RFP) or a request for quotations (RFQ) in negotiation.

"Government" means United States Government.

2.  UNNECESSARILY ELABORATE PROPOSALS OR QUOTATIONS

a. Unnecessarily elaborate brochures or other presentations beyond those sufficient to present a complete and effective response to this solicitation are not desired and may be construed as an indication of the offeror's or quoter's lack of cost consciousness. Elaborate art work, expensive paper and binding, and expensive visual and other presentation aids are neither necessary nor wanted.

b. Offerors are advised to submit proposals that are complete and clear in all respects without the need for additional explanation or information. Offerors are cautioned against the use of general, vague, or unsubstantiated statements which prevent concise proposal evaluations. Proposals, not including the solicitation document, may not exceed fifty (50) pages, including appendices and attachments.

c.  Offerors shall number the pages of their proposal.

3.  AMENDMENTS TO SOLICITATIONS

a. If this solicitation is amended, then all terms and conditions which are not modified remain unchanged.

b. Offerors shall acknowledge receipt of any amendment to this solicitation by (1) signing and returning the amendment, (2) identifying the amendment number and date in the space provided for this purpose on the form for submitting an offer, or (3) letter or telegram. The
Government must receive the acknowledgment by the time specified for receipt of offers.

4.  SUBMISSIONS OF OFFERS

a. Offers and modifications thereof shall be submitted in sealed envelopes or packages (1) addressed to the office specified in the solicitation, and (2) showing the time specified for receipt, the solicitation number, and the name and address of the offeror.

b. Telegraphic offers will not be considered; however, offers may be modified by written or telegraphic notice.

c. Facsimile offers, modifications or withdrawals will not be considered.

5.  LATE SUBMISSIONS, MODIFICATIONS, AND WITHDRAWALS OF
PROPOSALS

a. Any proposal received at the office designated in the solicitation after the exact time specified for receipt will not be considered unless it is before award is made and it -

     (1) Was sent by registered or certified mail not later than the fifth calendar day before the date specified for receipt of offers (e.g., an offer submitted in response to a solicitation requiring receipt of offers by the 20th of the
     month must have been mailed by the 15th);

     (2) Was sent by mail or, if authorized by the solicitation, was sent by telegram or via facsimile and it is determined by the Government that the late receipt was due solely to
     mishandling by the Government after receipt at the Government installation;

     (3)  Was sent by U.S. Postal Service Express Mail Next
Day
     Service-Post Office to Addressee, not later than 5:00 p.m. at the place of mailing two working days prior to the date specified for receipt of proposals. The term "working days" excludes weekends and U.S. Federal holidays; or

     (4)  Is the only proposal received.

b. Any modification of a proposal or quotation, except a modification resulting from the Contracting Officer's request for "best and final" offer, is subject to the same conditions as in subparagraphs (a)(1), (2), and (3) of this provision.

c. A modification resulting from the Contracting Officer's request for "best and final" offer received after the time and date specified in the request will not be considered unless received before award and the late receipt is due solely to mishandling by the Government after receipt at the Government installation.

d. The only acceptable evidence to establish the date of mailing of a late proposal or modification sent either by U.S. Postal Service registered or certified mail is the U.S. or Canadian Postal Service postmark both on the envelope or wrapper and on the original receipt from the U.S. or Canadian Postal Service. Both postmarks must show a legible date or the proposal, quotation, or modification shall be processed as if mailed late. "Postmark" means a printed, stamped, or otherwise placed impression (exclusive of a postage meter machine impression) that is readily identifiable without further action as having been supplied and affixed by employees of the U.S. or Canadian Postal Service on the date of mailing. Therefore, offerors or quoters should request the postal clerk to place a legible hand cancellation bull's eye postmark on both the receipt and the envelope or wrapper.

e. The only acceptable evidence to establish the time of receipt at the Government installation is the time/date stamp of that installation on the proposal wrapper or other documentary evidence of receipt maintained by the installation.

f. The only acceptable evidence to establish the date of mailing of a late offer, modification, or withdrawal sent by Express Mail Next Day Service-Post Office to Addressee is the date entered by the post office receiving clerk on the "Express Mail Next Day Service-Post Office to Addressee" label and the postmark on both the envelope or wrapper and on the original receipt from the U.S. Postal Service. "Postmark" has the same meaning as defined in paragraph (d) of this provision, excluding postmarks of the Canadian Postal Service. Therefore, offerors or quoters should request the postal clerk to place a legible hand cancellation bull's eye postmark on both the receipt and the envelope or wrapper.

g. Notwithstanding paragraph (a) of this provision, a late modification of an otherwise successful proposal that makes its terms more favorable to the Government will be considered at any time it is received and may be accepted.

6.  RESTRICTION ON DISCLOSURE AND USE OF DATA

Offers or quoters who include in their proposals or quotations data that they do not want disclosed to the public for any purpose or used by the Government except for evaluation purposes shall -

a.  Mark the tittle page with the following legend:

    "This proposal or quotation includes data that shall not be disclosed outside the Government and shall not be duplicated, used, or disclosed-in whole or in part-for any
    purpose other than to evaluate this proposal or quotation.
    If, however, a contract is awarded to this offeror or quoter as a result of-or in connection with-the submission of this data, the Government shall have the right to duplicate, use, or disclose the data to the extent provided in the resulting contract. This restriction does not limit the Government'
    right to use information contained in this data if it is obtained from another source without restriction. The data
    subject to this restriction are contained in sheets
(insert
    numbers or other identification of sheets);" and

b. Mark each sheet of data it wishes to restrict with the following legend:

    "Use or disclosure of data contained in this sheet is subject to the restrictions on the title page of this proposal or quotation."

7.  PREPARATION OF OFFERS

a. Offerors are expected to examine the dry dock drawings, manuals, specifications (SEE SECTION C, paragraph 1),
Schedule, and all instructions. Offerors are encouraged to inspect the Dry Dock. failure to do so will be at the offeror's risk.

b. Each offeror shall furnish the information required by the solicitation. The offeror shall sign the offer and print or type its name on the Schedule and each continuation sheet on which it makes an entry. Erasures or other changes must be initialed by the person signing the offer. Offers signed by an agent shall be accompanied by evidence of the agent's authority, unless that evidence has been previously furnished to the issuing office.

8.  EXPLANATION TO PROSPECTIVE OFFERORS

Any prospective offeror desiring an explanation or interpretation of the solicitation, drawings, specifications, etc., must submit the request in writing at least twenty one (21) days prior to the solicitation closing date. Oral explanations or instructions given before the award of the contract will not be binding. Any information given to a prospective offeror concerning a solicitation will be furnished promptly to all other prospective offerors as an amendment of the solicitation, if that information is necessary in submitting offers or if lack of it would be prejudicial to any other prospective offerors.

9.  LEASE AWARD

a. The Government may award a lease resulting from this solicitation to the responsible offeror whose offer meets the criteria specified in paragraph 14(e) of this Section and whose proposed lay day rate is the lowest offered (Amnd
#2).

b. The Government may (1) reject any or all offers if such action is in the public interest and (2) waive informalities and minor irregularities in offers received.

c. The Government may award a lease on the basis of initial offers received, without discussions. Therefore, each initial offer should contain the offeror's best terms from a lay day rate (Amnd #2) and other factors standpoint.

d. The Government may accept any item or group of items of an offer, unless the offeror qualifies the offer by specific limitations.

e. A written award or acceptance of offer mailed or otherwise furnished to the successful offer within the time for acceptance specified in the offer shall result in a binding lease without further action by either party.
Before the offer's specified expiration time, the Government may accept an offer, whether or not there are negotiations after its receipt. Negotiations conducted after receipt of an offer do not constitute a rejection or counteroffer by the Government.

10.  PRE-AWARD SURVEY

The Government reserves the right to conduct a pre-award survey or to require other evidence of technical, production, managerial, and financial capability, and similar abilities to perform prior to the award of a contract.

11.  INSPECTION INSTRUCTIONS AND CONDITIONS

a. Floating Dry Dock YFD 70 is presently located at Todd Pacific Shipyard Corporation, Seattle, WA. Arrangement for inspecting this Dry Dock may be made by contacting Mr. Jim Anderson, Facility Manager, 1801 16th Ave. S.W., Seattle, WA. 98124, phone number (206) 623-1635 (ext. 171), Fax (206)
442-8505. Requests should be made my mail or fax and must include the company name, name and citizenship of any individual(s) making the visit. A minimum of 48 hours notification is required.

b. All figures in Section C are approximate and any descriptions or other information concerning the Dry Dock is solely for general information of offerors and its accuracy is not warranted.

c. Prospective offerors are advised that failure to inspect the Dry Dock will in no event form the basis for the return of any offer guarantee after the time fixed for the opening offer, or for the decision of any contract as a result of acceptance of a proposal.

d.  CAUTION.  THIS DRY DOCK IS BEING OFFERED ON AN "AS IS,
WHERE IS" BASIS.  See Contract Clause 8, Disclaimer of
Warranty and Condition of Dry Dock.

12.  COMPETITION RESTRICTIONS

a.  Offerors will be limited to:

     1. A U.S. Port Authority or United States owned, operated and licensed firms engaged in shipbuilding, ship repair and/or ship overhaul work for use within the United
States, its territories, possessions, and Puerto Rico.

     2. Companies which will not, for the term of this Lease, have under lease a similar Navy Dry Dock of similar lifting capacity.

b. The Government may, at its discretion, call upon any offeror to submit such statements or documentation or other proof, as it may deem necessary, to satisfy the requirements of this provision.

13.  OFFER GUARANTEE

a. Failure to furnish an offer guarantee in the proper form and amount, by the time set for submission of proposals, may be cause for rejection of the offer.

b. The offeror shall furnish an offer guarantee in the form of a firm commitment, such as a bid bond, postal money order, certified check, cashier's check, irrevocable letter of credit, or, under Treasury Department regulations, certain bonds or notes of the United States. The offer guarantee will be in the amount of $5,000.00. The Contracting Officer will return bid guarantees, other than bid bonds, (1) to unsuccessful offerors as soon as practicable after an award determination, and (2) to the successful offeror upon the offerors satisfactory compliance with the requirements of Sections C and F.

c. The offeror will allow 120 days after receipt of proposals for acceptance of its offer.

14.  SUBMISSION OF OFFERS AND PROPOSALS

a. Offerors are advised to make certain that all required blanks in the solicitation are filled in as appropriate.

b. A signed original and one signed copy of the offer must be submitted.

c. A signed original and six signed copies of the plans and schedule required in paragraph e(1) below must be submitted with the offer. No mention of the proposed annual rental amount may be included in these plans or the schedule.

d. Offerors are advised to submit proposals that are complete and clear in all respects without the need for additional explanation or information. Offerors are cautioned against the use of general, vague, or unsubstantiated statements which prevent concise proposal evaluations. Proposals not including the Solicitation document, N0002-95-R-8102, must not exceed fifty (50) pages, including appendices and attachments.

e. Offerors are to ensure that proposals provide complete and clear information that will enable the Government to assess the offeror's response to the minimum requirements outlined in the evaluation factors set forth below for selection of the lessee for lease of YFD 70.

     Offeror's proposal shall respond to the following evaluation factors:

          (a)  Factor 1:  Dry Dock Operating Basin and Ship
               Repair/Overhaul Facility

               Offeror must provide a technically acceptable
plan
            of action and milestones which will demonstrate that the offeror possesses, or has the ability to
            obtain, an operating basin that is a minimum of
52
            feet deep, 128 feet wide, and 700 feet long and is
            located so that ships of cruiser, destroyer and tender size have access to the operating basin. (Minimum depth of water for a navigable channel is
            35 feet at mean low water.)

            In addition to addressing the drydock operating basin, the plan must also demonstrate that the offeror possesses or has the ability to obtain the
            ship repair/overhaul facilities and services which
            may be required as "temporary services" in a U.S.
            Navy Ship Repair availability.

            If the offeror does not already possess a Dry
Dock
            operating basin and Ship Repair/Overhaul
Facility
            which meets the above requirement, the lessee must
            also provide with their plan, documentation which
            clearly shows the current condition of their proposed Dry Dock operating site and then provides
            a comprehensive and definitive list of the physical changes, additions, or deletions which they plan to make to the environment of their proposed Dry Dock Operating site to meet the above
            installation and operation and the YFD 70.

       (d)  Factor 2:  "Operation and Use" and "Delivery"

            Offeror must describe a technically acceptable plan and timetable detailing how the offeror will
            meet the requirements of Section C and Special Contract Requirement H-1, Operation and Use, and Section F, Deliveries or Performance. Specifically, the offeror must provide a plan
and
            timetable for accepting the Dry Dock at the place
            of delivery, removing the Dock to the operating basin, mooring the Dry Dock, furnishing all the facilities and utility service hookups, and accomplishing all work to make the Dry Dock fully
            operational. The plan must also show the lessee's
            understanding of, and plan to be able to provide the
            typical "Temporary Services" required in a U.S.
Navy
         Ship Repair availability at their proposed drydock site
            facility.  (Amnd #1)

       (c) Factor 3: One Year Normal Maintenance Program and
            Dry-docking Requirement

            offeror must describe a technically acceptable on
            year plan and timetable for:

            (i)  dredging Dry Dock basin and maintaining
            moorings; (ii)  accomplishing normal
maintenance,
            including the sample listed in Special Contract Requirement H-3, Normal Maintenance: (iii) performing an annual inspection including careening the Dry Dock or inspection by underwater
            camera; and (iv) accomplishing the dry-docking of
            the Dry Dock as required in Special Contract
            Requirement H-4, Dry-Docking Requirements.
            Offeror must also provide a description of the quantity, type of labor, and experience levels of
            the workforce necessary to accomplish the normal maintenance program and identify the facilities and equipment necessary to undertake and complete
            the normal maintenance program.

       (d)  Factor 4:  Safety Certification

            Offeror must provide a technically acceptable plan
            of action and milestones for achieving
            certification of the YFD 70 in accordance with MIL-STD-1625(SH). The YFD 70 shall be certified by the end of the twelfth (12) month of the initial
            lease term (or before dry-docking a U.S. Naval vessel, if earlier). The plan of action must include a description of the quantity, type of labor, and experience level of the workforce necessary to achieve and maintain safety certification and safely operate the dock.
Offeror
            must describe past experience in obtaining and maintaining Dry Dock certification programs in accordance with MIL-STD-1625(SH) and provide a description of the facilities and equipment necessary to achieve certification.

              SECTION M - EVALUATION FACTORS FOR AWARD

1.  General

The selected offeror for lease of the YFD 70 will be the offeror that has demonstrated that it has met or can meet the minimum requirements outlined in the Section L proposal evaluation factors and whose plans are deemed acceptable as set forth in SECTION L of the solicitation and whose offer provides the lowest lay day rate.

2.  Evaluation Factors

All offerors will be evaluated on the following factors:

     a. A Technically Acceptable Plan and Timetable for obtaining the required drydock site/operating basin
and
         ship repair facility.

     b.  A Technically Acceptable Plan and Timetable for
         "Operation and Use" and "Delivery."

     c.  A Technically Acceptable One Year Normal
Maintenance
         Program and Dry-Docking Requirement Plan.

     d.  A Technical Acceptable Safety Certification Plan.

All of the above plans must be deemed to be acceptable before an offeror's proposal will be evaluated on the basis of the proposed lay day rate for use of the YFD 70 for U.S. Navy ship repair/overhaul availabilities. If one of the plans from an offeror's proposal is evaluated and determined to be unacceptable the entire proposal will be unacceptable. Therefore, all of the above factors are equal in importance.

3.  Award

The offeror whose offer meets the minimum requirements above, whose plans are deemed acceptable, and whose proposal provides the lowest lay day rate for use of the YFD 70 for U.S. Navy ship repair/overhaul availabilities will be selected to lease the YFD 70. However, if only one technically acceptable proposal is received, the Government reserves the right to award to that offeror.